                                                                 Exhibit 99.f.12

                                CREDIT AGREEMENT

                           DATED AS OF JUNE 24, 1998

                                     Among


                            MCG FINANCE CORPORATION
                                  as Borrower


                                      and

                             HELLER FINANCIAL, INC.
                            as Agent and as a Lender

                                      and

                    TRANSAMERICA BUSINESS CREDIT CORPORATION
                                  as a Lender

                               TABLE OF CONTENTS
                               -----------------

SECTION 1..............................................................  2
     1.1 Loans.........................................................  2
         -----
     1.2 Interest and Related Fees.....................................  4
         -------------------------
     1.3 Other Fees and Expenses.......................................  7
         -----------------------
     1.4 Payments and Prepayments......................................  7
         ------------------------
     1.5 Maturity......................................................  8
         --------
     1.6 Loan Accounts.................................................  9
         -------------
     1.7 Capital Adequacy and Other Adjustments........................  9
         --------------------------------------
     1.8 Taxes.........................................................  9
         -----
     1.9 Optional Prepayment/Replacement of Lenders.................... 11
         ------------------------------------------

SECTION 2.............................................................. 12
     2.1 Compliance With Laws and Contractual Obligations.............. 12
         ------------------------------------------------
     2.2 Maintenance of Properties; Insurance.......................... 13
         ------------------------------------
     2.3 Inspection; Lender Meeting.................................... 13
         --------------------------
     2.4 Corporate Existence........................................... 14
         -------------------
     2.5 Further Assurances............................................ 14
         ------------------
     2.6 Servicing and Management Agreement............................ 14
         ----------------------------------
     2.7 Custodial Agreement and Loan Files............................ 14
         ----------------------------------
     2.8 Commitment Based Required Equity.............................. 14
         --------------------------------
     2.9 Outstanding Based Required Equity............................. 14
         ---------------------------------
     2.10 Separate Existence........................................... 15
          ------------------
     2.11 Documentation Manual......................................... 16
          -------------------

SECTION 3.............................................................. 16
     3.1 Indebtedness.................................................. 17
         ------------
     3.2 Liens and Related Matters..................................... 17
         -------------------------
     3.3 Investments................................................... 18
         -----------
     3.4 Contingent Obligations........................................ 19
         ----------------------
     3.5 Restricted Junior Payments.................................... 20
         --------------------------
     3.6 Restriction on Fundamental Changes............................ 21
         ----------------------------------
     3.7 Disposal of Assets............................................ 21
         ------------------
     3.8 Transactions with Affiliates.................................. 22
         ----------------------------
     3.9 Conduct of Business........................................... 22
         -------------------
     3.10 Fiscal Year.................................................. 22
          -----------
     3.11 Press Release; Public Offering Materials..................... 22
          ----------------------------------------
     3.12 Subsidiaries................................................. 22
          ------------
     3.13 Bank Accounts................................................ 22
          -------------
     3.14 Media Portfolio.............................................. 23
          ---------------
     3.15 Policies and Procedures...................................... 23
          -----------------------

SECTION 4.............................................................. 23
     4.1 Intentionally Omitted......................................... 23
         ---------------------
     4.2 Lease Limits.................................................. 23
         ------------
     4.3 Fixed Charge Coverage......................................... 24
         ---------------------
     4.4 Total Interest Coverage....................................... 24
         -----------------------
     4.8 Financial Statements and Other Reports........................ 25
         --------------------------------------
     4.9 Accounting Terms; Utilization of GAAP for Purposes of
         ------------------------------------------------------
          Calculations Under Agreement................................. 28
          ----------------------------

SECTION 5.............................................................  28
     5.1 Disclosure.................................................... 28
         ----------
     5.2 No Material Adverse Effect.................................... 28
         --------------------------
     5.3 No Default.................................................... 29
         ----------
     5.4 Organization, Powers, Capitalization and Good Standing........ 29
         ------------------------------------------------------
     5.5 Financial Statements and Projections.......................... 30
         ------------------------------------
     5.6 Intellectual Property......................................... 30
         ---------------------
     5.7 Investigations, Audits, Etc................................... 30
         ---------------------------
     5.8 Employee Matters.............................................. 30
         ----------------
     5.9 Solvency...................................................... 30
         --------
     5.10 Year 2000.................................................... 31
          ---------
     5.11 Use of Proceeds; Margin Regulations.......................... 31
          -----------------------------------
     5.12 Representations and Warranties from the Acquisition.......... 31
          ---------------------------------------------------
     5.13 Regulated Entities........................................... 31
          ------------------

SECTION 6.............................................................. 31
     6.1 Event of Default.............................................. 31
         ----------------
     6.2 Suspension of Commitments..................................... 35
         -------------------------
     6.3 Acceleration.................................................. 35
         ------------
     6.4 Performance by Agent.......................................... 35
         --------------------

SECTION 7.............................................................. 36
     7.1 Conditions to Initial Loans................................... 36
         ---------------------------
     7.2 Conditions to All Loans....................................... 36
         -----------------------

SECTION 8.............................................................. 37
     8.1 Assignments and Participations in Loans and Notes............. 37
         -------------------------------------------------
     8.2 Agent......................................................... 38
         -----
     8.3 Amendments, Consents and Waivers for Certain Actions.......... 43
         ----------------------------------------------------
     8.4 Set Off and Sharing of Payments............................... 43
         -------------------------------
     8.5 Disbursement of Funds......................................... 44
         ---------------------
     8.6 Disbursements of Advances; Payment............................ 44
         ----------------------------------

SECTION 9.............................................................. 47

     9.1 Indemnities................................................... 47
         -----------
     9.2 Amendments and Waivers........................................ 47
         ----------------------
     9.3 Notices....................................................... 48
         -------
     9.4 Failure or Indulgence Not Waiver; Remedies Cumulative......... 49
         -----------------------------------------------------
     9.5 Marshalling; Payments Set Aside............................... 49
         -------------------------------
     9.6 Severability.................................................. 49
         ------------
     9.7 Lenders' Obligations Several; Independent Nature of
         ---------------------------------------------------
           Lenders' Rights............................................. 49
           ---------------
     9.8 Headings...................................................... 50
         --------
     9.9 Applicable Law................................................ 50
         --------------
     9.10 Successors and Assigns....................................... 50
          ----------------------
     9.11 No Fiduciary Relationship; Limitation on Liability........... 50
          --------------------------------------------------
     9.12 Construction................................................. 50
          ------------
     9.13 Confidentiality.............................................. 50
          ---------------
     9.14 CONSENT TO JURISDICTION...................................... 50
          -----------------------
     9.15 WAIVER OF JURY TRIAL......................................... 51
          --------------------
     9.16 Survival of Warranties and Certain Agreements................ 51
          ---------------------------------------------
     9.17 Entire Agreement............................................. 51
          ----------------
     9.18 Counterparts; Effectiveness.................................. 51
          ---------------------------

SECTION 10............................................................. 52
     10.1 Certain Defined Terms........................................ 52
          ---------------------
     10.2 Other Definitional Provisions................................ 63
          -----------------------------

                             INDEX OF DEFINED TERMS

Defined Term                                   Defined in Section
------------                                   ------------------

Acquisition                                    1st Recital
Affiliate                                      (S)10.1
Agent                                          (S)10.1
Agreement                                      (S)10.1
Asset Disposition                              (S)10.1
Asset Purchase Agreement                       1st Recital
Assignment and Acceptance Agreement            (S)10.1
Bankruptcy Code                                (S)10.1
Base Rate                                      (S)1.2(A)
Base Rate Loans                                (S)1.2(A)
Borrower                                       Preamble & (S)10.1
Borrowing Base                                 (S)1.1(B)(1)
Borrowing Base Certificate                     (S)1.1(B)(1)
Borrowing Base Availability                    (S)1.1(B)(1)
Broadcast Radio                                (S)10.1
Broadcast Television                           (S)10.1
Business Day                                   (S)10.1
Business Information Services                  (S)10.1
Capitalization/Acquisition Documents           (S)10.1
Capital Call Agreement                         (S)10.1
Closing Date                                   (S)10.1
Collateral                                     (S)10.1
Commitment Based Required Equity Commitment    (S)2.8
Committed Equity                               (S)1.1(B)(1)
Community Newspapers                           (S)10.1
Company                                        2nd Recital
Contingent Obligation                          (S)3.4
Contractual Obligation                         (S)2.1
Credit Policy                                  (S)10.1
Custodian                                      (S)10.1
Custodial Agreement                            (S)10.1
Daily Interest Amount                          (S)8.6(A)
Daily Interest Rate                            (S)8.6(A)
Daily Loan Balance                             (S)8.6(A)
Default                                        (S)10.1
Documentation Manual                           (S)10.1
EEI                                            3rd Recital
Eligible Assets                                (S)10.1
Eligible Investments                           (S)10.1
Eligible Loan                                  (S)10.1
Event of Default                               (S)6.1
Expiry Date                                    (S)10.1
Federal Funds Effective Rate                   (S)10.1

Finance Acquired Assets                        3rd Recital
Funding Date                                   (S)7.2
GAAP                                           (S)10.1
Goldman Group                                  (S)10.1
Governmental Authority                         (S)10.1
Heller                                         Preamble
Indebtedness                                   (S)10.1
Independent Director                           (S)6.1(T)
Ineligible Assets                              (S)10.1
Ineligible Investments                         (S)10.1
Ineligible Loans                               (S)10.1
Interest Period                                (S)1.2(A)
Interest Ratio                                 (S)8.6(A)
IRC                                            (S)10.1
Lender(s)                                      (S)10.1
Lending Standards                              (S)10.1
LIBOR                                          (S)1.2(A)
LIBOR Breakage Fee                             (S)1.3(C)
LIBOR Loans                                    (S)1.2(A)
Lien                                           (S)10.1
Loan(s)                                        (S)10.1
Loan Documents                                 (S)10.1
Loan Party                                     (S)10.1
Material Adverse Effect                        (S)10.1
Maximum Revolving Loan Balance                 (S)1.1(B)(1)
Measured Media                                 (S)10.1
Media Borrower                                 (S)10.1
Media Portfolio                                (S)10.1
Note(s)                                        (S)10.1
Obligations                                    (S)10.1
Originated Assets                              (S)10.1
Other Industry Segments                        (S)10.1
Overadvance Revolving Loans                    (S)1.1(B)(2)
Permitted Encumbrances                         (S)3.2(A)
Permitted Workout Activities                   (S)10.1
Person                                         (S)10.1
Primary Syndication                            (S)10.1
Pro Forma                                      (S)10.1
Pro Rata Share                                 (S)10.1
Projections                                    (S)10.1
Publishing                                     (S)10.1
Qualified IPO                                  (S)6.1(R)
Rating                                         (S)10.1
Related Loan Documents                         (S)10.1
Related Security                               (S)10.1
Related Transactions                           (S)10.1
Related Transactions Documents                 (S)10.1

Requisite Lenders                              (S)10.1
Revolving Loan Commitment                      (S)1.1(B)
Revolving Loans                                (S)1.1(B)
Security Documents                             (S)10.1
Servicer                                       (S)10.1
Servicing and Management Agreement             (S)10.1
Seller                                         1st Recital
Subsidiary                                     (S)10.1
Target Market                                  (S)10.1
Term Loan                                      (S)1.1(A)
Telecommunications                             (S)10.1
Transamerica                                   Preamble
Workout Asset                                  (S)10.1
Workout Subsidiary                             (S)10.1

                                CREDIT AGREEMENT
                                ----------------


  This CREDIT AGREEMENT is dated as of June 24, 1998 and entered into by and among MCG FINANCE CORPORATION, a Delaware corporation ("Borrower"), with its principal place of business at 1100 Wilson Boulevard, Suite 800, Arlington, Virginia 22209, HELLER FINANCIAL, INC., a Delaware corporation (in its individual capacity, "Heller"), with offices at 500 West Monroe Street, Chicago, Illinois 60661, as a Lender (as hereinafter defined in Section 10), and as agent for all Lenders, TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation (in its individual capacity, "Transamerica"), with offices at Two Ravinia Drive, Suite 700, Atlanta, Georgia 30346, as a Lender, and such financial institutions who are or hereafter become parties to this Agreement as Lenders.


                                R E C I T A L S:
                                ---------------

  WHEREAS, Bryan J. Mitchell (for himself and as agent for other individuals) entered into an Asset Purchase Agreement with First Union National Bank, a national banking association (the "Seller"), dated as of March 11, 1998, as assigned to MCG Credit Corporation, a Delaware corporation (the "Company"), on March 18, 1998, and as amended by Amendment No. 1 to Asset Purchase Agreement dated as of April 29, 1998 and Amendment No. 2 to Asset Purchase Agreement dated as of June ___, 1998 ("Amendment No. 2") (collectively, the "Asset Purchase Agreement") pursuant to which the Borrower and the Company have the right to acquire the Acquired Assets (as defined in the Asset Purchase Agreement) from the Seller (such acquisition of the Acquired Assets, the "Acquisition"); and

  WHEREAS, Company's principal place of business is at 1100 Wilson Boulevard, Arlington, Virginia 22209; and

  WHEREAS, Borrower was formed to acquire a portion of the Acquired Assets and includes both those assets to be acquired by Borrower on the Closing Date and in the case of the stock of EEI Holding's Corporation, Inc., a Maryland corporation ("EEI"), subsequent to the Closing Date as provided in that certain Stock Purchase Agreement dated as of June 24, 1998 between First Union, NP Corporation, Company and Borrower (the portion of the Acquired Assets to be acquired by the Borrower, as such assets may be subsequently restructured and modified from time to time as permitted herein, is herein referred to as the "Finance Acquired Assets") and in order to effectuate the same has been made a party to the Asset Purchase Agreement pursuant to Amendment No. 2; and

  WHEREAS, the Company was formed in order to provide services in media finance beyond those which the Borrower is permitted to perform and to separate the ownership of the Finance Acquired Assets from the ongoing servicing and origination of the Finance Acquired Assets and Originated Assets (as hereinafter defined); and

  WHEREAS, Company is owner of all of the outstanding shares of capital stock of the Borrower; and

  WHEREAS, Borrower desires that Lenders extend a certain term credit facility and a revolving credit facility to Borrower to fund the Acquisition, to fund Eligible Assets from time to time in the future, to provide working capital financing for Borrower and to provide funds for other general corporate purposes of Borrower; and

  WHEREAS, Borrower desires to secure all of its Obligations (as hereinafter defined) under the Loan Documents (as hereinafter defined) by granting to Agent, for the ratable benefit of Agent and Lenders, a security interest in and lien upon all of its personal property; and

  WHEREAS, the Company is willing to secure the Borrower's Obligations at the request of the Borrower with a pledge of all the Borrower's outstanding shares of capital stock;

  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, Lenders and Agent agree as follows:


                                    SECTION 1

                           AMOUNTS AND TERMS OF LOANS

  1.1  Loans.  Subject to the terms and conditions of this Agreement and in
       -----
reliance upon the representations and warranties of Borrower contained herein:

  (A)  Term Loan.  Each Lender agrees, severally and not jointly, to lend to
       ---------
Borrower in one draw, on the Closing Date, its Pro Rata Share of the aggregate amount of $80,000,000 (the "Term Loan"). Borrower shall repay the outstanding principal balance of the Term Loan, in full, on the Expiry Date. Amounts borrowed under this subsection 1.1(A) and repaid may not be reborrowed.

  (B)  Revolving Loans.
       ---------------

  (1) Each Lender agrees, severally and not jointly, to lend to Borrower from the Closing Date to the Expiry Date its Pro Rata Share of the loans requested by Borrower to be made by Lenders under this subsection 1.1(B), up to an aggregate maximum for all Lenders of $320,000,000 (as the same may be reduced from time to time hereunder, the "Revolving Loan Commitment"). Advances or amounts outstanding under the Revolving Loan Commitment, whether LIBOR Loans or Base Rate Loans (each as herein defined), will be called "Revolving Loans".
Revolving Loans may be repaid and reborrowed. The Revolving Loans shall be repaid in full on the date specified in clause (b) or (c), as applicable, of the
definition of "Expiry Date."   The "Maximum Revolving Loan Balance" will be the
lesser of (a) the "Borrowing Base" (as calculated on Schedule 3 to Exhibit 4.8(E), the "Borrowing Base Certificate") or (b) the Revolving Loan Commitment. At any time while the outstanding Revolving Loans exceed the Maximum Revolving Loan Balance, Lenders shall not be obligated to make Revolving Loans, and the Borrower shall cause the Revolving Loans to be equal to or less than the Maximum Revolving Loan Balance within 5 Business Days after the date on which the Borrowing Base Certificate which would have disclosed such excess was required to be delivered, but in no event later than the Expiry Date. Base Rate Revolving Loans may be requested in any amount with one (1) Business Day prior notice required for amounts equal to or greater than $5,000,000. For Base Rate Revolving Loans in amounts less than $5,000,000, written or telephonic notice must be provided by noon Chicago time on the day on which the Loan is to be made. All LIBOR Loans (as hereinafter defined) require three (3) Business Days notice. All Revolving Loans requested telephonically must be confirmed in writing within twenty-four (24) hours. Neither Agent nor any Lender shall incur any liability to Borrower for acting upon any telephonic notice that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrower.

  (2) If Borrower requests that Lenders make, or permit to remain outstanding, Revolving Loans in an aggregate amount in excess of the Borrowing Base (hereinafter, "Borrowing Base Availability"), the Requisite Lenders may in their discretion elect to cause all Lenders having a Revolving Loan Commitment to make, or permit to remain outstanding, such excess Revolving Loans (such Revolving Loans in excess of Borrowing Base Availability being referred to as "Overadvance Revolving Loans"), provided, however, that such Lenders may not
                                -----------------
cause all Lenders having a Revolving Loan Commitment to make, or permit to remain outstanding, (a) Revolving Loans in excess of the Revolving Loan Commitment or (b) Overadvance Revolving Loans in excess of the lesser of (i) ten percent (10%) of the aggregate outstanding Revolving Loans and Term Loan, and
(ii) $10,000,000. If Overadvance Revolving Loans are made, or permitted to remain outstanding, pursuant to the preceding sentence, then (a) the Maximum Revolving Loan Balance shall be deemed increased by the amount of such permitted Overadvance Revolving Loans, but only for so long as the Requisite Lenders allow such Overadvance Revolving Loans to be outstanding and (b) all Lenders that have committed to make Revolving Loans shall be bound to make, or permit to remain outstanding, such Overadvance Revolving Loans based upon their Pro Rata Shares in accordance with the terms of this Agreement. If Overadvance Revolving Loans remain outstanding for more than ninety (90) days during any 180-day period, Revolving Loans must be repaid within 5 Business Days after written notice from Agent or Requisite Lenders, but in no event later than the Expiry Date, in an amount sufficient to eliminate all of such Overadvance Revolving Loans.

  (3) The Borrower may at any time and from time to time upon 5 Business Days prior written notice to Agent reduce the Revolving Loan Commitment provided that: (i) such reduction shall be in an amount not less than $5,000,000, and
(ii) after giving effect to such reduction and any simultaneous prepayment of Revolving Loans, remaining availability, as set forth on Schedule 3 to the Borrowing Base Certificate delivered concurrently therewith, shall not be less than Borrower's aggregate unfunded commitments under the Media Portfolio. Any reduction of the Revolving Loan Commitment pursuant to this subsection 1.1(B)(3) shall be permanent and not subject to reinstatement. Each Lender's commitment to make Revolving Loans, as set forth on the signature page hereto opposite such Lenders signature or in the most recent Assignment and Acceptance Agreement, if any, executed by such Lender hereunder, shall be reduced by a pro-rata portion of such reduction in the Revolving Loan Commitment.

  (C)  Notes.  Borrower shall execute and deliver to each Lender (i) a Note to
       -----
evidence the Revolving Loans, such Note to be in the principal amount of such Lender's Pro Rata Share of the Revolving Loan Commitment, and (ii) a Note to evidence the Term Loan, such Note to be in the principal amount of such Lender's Pro Rata Share of the Term Loan. In the event of an assignment under subsection 8.1, Borrower shall, upon surrender of the assigning Lender's Notes, issue new Notes to reflect the interests of the assigning Lender and the Person to which interests are to be assigned.

  (D)  Funding Authorization.  The proceeds of all Revolving Loans made pursuant
       ---------------------
to this Agreement subsequent to the Closing Date are to be funded by wire transfer to the following account of Borrower:

     Bank:                            Riggs Bank, N.A.
     ABA No.:                         054 0000 30
     Bank Address:                    808 17th Street, N.W., 10th Floor,
                                      Washington, D.C  20006
     Account No.:                     17272272
     Reference:                       MCG Finance Corporation

Borrower shall provide Agent with written notice of any change in the foregoing instructions at least three (3) Business Days before the desired effective date of such change.

  1.2  Interest and Related Fees.  (A)  Interest.  From the date the Loans are
       -------------------------        --------
made and the date the other Obligations become due, the Loans and the other Obligations shall bear interest depending upon Borrower's election from time to time, as permitted herein, to have portions of the Loans accrue interest determined by reference to the Base Rate ("Base Rate Loans") or the LIBOR ("LIBOR Loans"), at the applicable rates set forth below:

          The Loans and all other Obligations shall bear interest as follows:

               (a) If a Base Rate Loan, then at the sum of the Base Rate plus
                                                                         ----
          one quarter of one percent (.25%) per annum.

               (b) If a LIBOR Loan, then at the sum of the LIBOR plus one and
                                                                 ----
          three quarters percent (1.75%) per annum.

  "Base Rate" means a variable rate of interest per annum equal to the rate of interest from time to time published by the Board of Governors of the Federal Reserve System in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate. Base Rate also includes rates published in any successor publications of the Federal Reserve System reporting the Bank prime loan rate or its equivalent. The statistical release generally sets forth a Bank prime loan rate for each business day. The applicable Bank prime loan rate for any date not set forth shall be the rate set forth for the last preceding date. In the event the Board of Governors of the Federal Reserve System ceases to publish a Bank prime loan rate or equivalent, the term "Base Rate" shall mean a variable rate of interest per annum equal to the highest of the "prime rate," "reference rate," "base rate" or other similar rate as determined by Agent announced from time to time by any of Bankers Trust Company, The Chase Manhattan Bank or Citibank, N.A. (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by such bank).

  "LIBOR" means, for each Interest Period, a rate equal to: (a) the rate of interest determined by Agent at which deposits in U.S. dollars for the relevant Interest Period are offered based on information presented on the Reuters Screen LIBO Page as of 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period, provided that if at least
                                                     --------
two such offered rates appear on the Reuters Screen LIBO Page in respect of such Interest Period, the arithmetic mean of all such rates will be the rate used, provided, further, that if fewer than two offered rates appear or if Reuters
--------  -------
ceases to provide LIBOR quotations, such rate shall be the highest rate of interest at which deposits in U.S. dollars are offered for the relevant Interest Period by any of Bankers Trust Company, The Chase Manhattan Bank or Citibank, N.A. to prime banks in the London interbank market, divided by (b) a number
                                                    ------- --
equal to 1.0 minus the aggregate (but without duplication) of the rates
             -----
(expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System; such rate to be rounded upward to the next whole multiple of one-sixteenth of one percent (.0625%).

  Each LIBOR Loan may be obtained for a seven day, one, two, three or six month period (each being an "Interest Period"), provided that until the Primary Syndication is completed LIBOR Loans may only be obtained for a seven day Interest Period. Upon completion of the Primary Syndication, the Borrower's right to obtain a seven day Interest Period shall terminate. With respect to all LIBOR Loans: (a) the Interest Period will commence on the date that the LIBOR Loan is made or the date on which a Base Rate Loan is converted into a LIBOR Loan, as applicable, or in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires, (b) if the Interest Period expires on a day that is not a Business Day, then it will expire on the next Business Day, and (c) no Interest Period for any Loan (including any portion of the Term Loan) shall extend beyond the date set forth in clause (c) of the definition of the term "Expiry Date".

  If after the Closing Date the introduction of or the interpretation of any law, rule, or regulation would increase the reserve requirement or otherwise increase the cost to any Lender of making or maintaining a LIBOR Loan, then the affected Lender shall submit a certificate to Borrower and Agent demonstrating the calculation of the increased cost and requiring payment thereof to Agent for the benefit of the affected Lenders within fifteen days after the date the certificate is delivered to Borrower. There are no limitations on the number of times such certificate may be submitted. If a Lender becomes (or becomes aware that it will become) entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrower and Agent of the event by reason of which such Lender has become so entitled. To the extent subsection 1.7 or 1.8(B)(b) imposes a duplicate payment obligation, the Borrower shall not be obligated to make duplicative payments.

  (B)  Commitment Fee.  From the Closing Date, Borrower shall pay Agent, for the
       --------------
benefit of all Lenders committed to make Revolving Loans (based upon their respective Pro Rata Shares), a fee in an amount equal to (1) (a) the Revolving Loan Commitment less (b) the average daily balance of the Revolving Loans
                ----
multiplied by (2) one-quarter of one percent (.25%) per annum. Such fee is to be
---------- --
paid quarterly in arrears on October 1, 1998 and the first day of each January, April, July and October thereafter.

  (C)  Computation of Interest and Related Fees.  Interest on all Loans and all
       ----------------------------------------
other Obligations and any fees set forth in this subsection 1.2 shall be calculated daily on the basis of a three hundred sixty (360) day year for the actual number of days elapsed in the period during which it accrues. The date of funding a Base Rate Loan and the first day of an Interest Period with respect to a LIBOR Loan shall be included in the calculation of interest. The date of payment of a Base Rate Loan and the last day of an Interest Period with respect to a LIBOR Loan shall be excluded from the calculation of interest. If a Loan is repaid on the same day that it is made, one (1) days' interest shall be charged. Interest on all Base Rate Loans is payable in arrears on the first day of each month and on the maturity of such Base Rate Loans, whether by acceleration or otherwise. Interest on LIBOR Loans shall be payable on the last day of the applicable Interest Period, unless the Interest Period is greater than three (3) months, in which case interest will be payable on the last day of each three (3) month interval. In addition, interest on LIBOR Loans is due on the maturity of such LIBOR Loans, whether by acceleration or otherwise.

  (D)  Default Rate of Interest.  At the election of Agent or Requisite Lenders,
       ------------------------
during the occurrence of an Event of Default, the Revolving Loans and other Obligations shall bear interest at a rate that is two percent (2%) in excess of the rates otherwise payable under this Agreement. Furthermore, during any period in which any Event of Default is continuing, as the Interest Periods for LIBOR Loans then in effect expire, such LIBOR Loans shall be converted at Agent's or Requisite Lenders' discretion into Base Rate Loans and the LIBOR election will not be available to Borrower until all Events of Default are cured or waived.

  (E)  Excess Interest.  Under no circumstances will the rate of interest
       ---------------
chargeable be in excess of the maximum amount permitted by law. If excess interest is charged and paid in error, then the excess amount will be promptly refunded.

  (F)  LIBOR Rate Election. All Loans made on the Closing Date shall be Base
       -------------------
Rate Loans and, subject to the provisions of subsection 1.2 regarding seven day LIBOR, remain so until completion of the Primary Syndication. Thereafter, Borrower may request that Revolving Loans be made as LIBOR Loans, that outstanding portions of Revolving Loans and the Term Loan be converted to LIBOR Loans and that all or any portion of a LIBOR Loan be continued as a LIBOR Loan upon expiration of the applicable Interest Period. Any such request will be made by submitting a LIBOR Loan request in the form of Exhibit 1.2(F). Once given, a LIBOR Loan request shall be irrevocable and Borrower shall be bound thereby. Upon the expiration of an Interest Period, in the absence of a new LIBOR Loan request submitted to Agent not less than three (3) Business Days prior to the end of such Interest Period, the LIBOR Loan then maturing shall be automatically converted to a Base Rate Loan. There may be no more than eight (8) LIBOR Loans outstanding at any one time. Revolving Loans which are not the subject of a LIBOR Loan request shall be Base Rate Loans. Agent will notify Lenders, by telephonic or facsimile notice, of each LIBOR Loan request received by Agent not less than two (2) Business Days prior to the first day of the Interest Period of the LIBOR Loan requested thereby.

  1.3  Other Fees and Expenses.
       -----------------------

  (A)  Certain Fees.  Borrower shall pay to Heller, individually, the fees on
       ------------
the dates and in the amounts specified in that certain letter agreement of even date herewith between Borrower and Heller.

  (B)  LIBOR Breakage Fee.  Upon (i) any default by Borrower in making any
       ------------------
borrowing of, conversion into or continuation of any LIBOR Loan following Borrower's delivery to Agent of any LIBOR Loan request in respect thereof or
(ii) any payment of a LIBOR Loan on any day that is not the last day of the Interest Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), Borrower shall pay Agent, for the benefit of all affected Lenders, an amount (the "LIBOR Breakage Fee") equal to the amount of any losses, expenses and liabilities (including, without limitation, any loss (including interest paid) sustained by each such affected Lender in connection with the re- employment of such funds) that any such affected Lender may sustain as a result of such default or such payment.

  (C)  Expenses and Attorneys Fees.  Borrower agrees to promptly pay all
       ---------------------------
reasonable fees, costs and expenses (including reasonable fees of attorneys) incurred by Agent in connection with any matters contemplated by or arising out of the Loan Documents, in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated herein and in connection with any amendments, modifications and waivers. Borrower agrees to pay all reasonable fees, costs and expenses (including reasonable fees of attorneys) incurred by Transamerica through the Closing Date in connection with the examination, review, due diligence, investigation, documentation, negotiation and closing of the transactions contemplated herein. Borrower agrees to promptly pay all fees, costs and expenses incurred by Agent and Lenders in connection with any amendments, modifications and waivers issued in connection with any Default or Event of Default, and any action to enforce or defend its rights under any Loan Document or to collect any payments due from Borrower or any other Loan Party including, without limitation, in connection with a Default. All fees, costs and expenses for which Borrower is responsible under this subsection 1.3(C) shall be deemed part of the Obligations when incurred, payable in accordance with the final two sentences of subsection 1.4(B) and secured by the Collateral.

  1.4  Payments and Prepayments.
       ------------------------

  (A) All payments by Borrower of the Obligations shall be made in same day funds and delivered to Agent, for the benefit of Agent and Lenders, as applicable, by wire transfer to the following account or such other place as Agent may from time to time designate.

                    ABA No. 0710-0001-3
                    Account Number 55-00540
                    The First National Bank of Chicago
                    One First National Plaza
                    Chicago, IL 60670
                    Reference:  Heller Corporate Finance Group
                                   for the benefit of MCG Finance Corporation

Borrower shall receive credit on the day of receipt for funds received by Agent by 3:00 p.m. Chicago time. In the absence of timely receipt, such funds shall be deemed to have been paid on the next Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

  (B) Borrower hereby authorizes Lenders to make Revolving Loans, on the basis of their Pro Rata Shares, for the payment of interest, commitment fees, and LIBOR Breakage Fees. Prior to an Event of Default, other reasonable fees, costs and expenses (including those of attorneys) reimbursable to Agent, or Lenders where applicable, pursuant to subsections 1.3(A) and (C) or elsewhere in this Agreement or in any other Loan Document may be debited to the Revolving Loan after fifteen (15) days notice, with interest thereon from the date first due. During the occurrence of an Event of Default advance notice will not be required, but Agent will provide notice after such debit.

  (C) At any time, Borrower may prepay the Term Loan, in whole or in part, but with LIBOR Breakage Fees, if applicable.

  (D) Without limitation of, but without duplication of, payments required to be made pursuant to subsection 1.1(B), in the event availability is less than zero as calculated on the most recent Borrowing Base Certificate, Borrower shall, within five (5) Business Days after the date on which the Borrowing Base Certificate is required to be delivered (but in no event later than the Expiry
Date), prepay the Term Loan in an amount not less than that necessary to cause availability to be not less than zero.

  1.5  Maturity. All of the Obligations shall become due and payable as
       --------
otherwise set forth herein, but in any event, all of the remaining Obligations shall become due and payable on the date set forth in clause (c) of the definition of the term "Expiry Date". Until all Obligations have been fully paid and satisfied, and the Revolving Loan Commitment has been terminated, Agent, for the ratable benefit of Agent and Lenders, shall be entitled to retain the security interests in the Collateral granted under the Security Documents and the ability to exercise all rights and remedies available to them under the Loan Documents and applicable laws. Upon payment and satisfaction in full of the Obligations and termination of the Revolving Loan Commitment, such security interests shall automatically terminate, Agent and Custodian shall deliver to Borrower all Collateral in their possession and Agent shall execute, and direct the Custodian to execute, all such documents and instruments as may be reasonably requested by Borrower to evidence such termination.

  1.6  Loan Accounts. Agent will maintain loan account records for (a) all
       -------------
Loans, interest charges and payments thereof, (b) the charging and payment of all fees, costs and expenses and (c) all other debits and credits pursuant to this Agreement. The balance in the loan accounts shall be presumptive evidence of the amounts due and owing to Lenders, provided that any failure by Agent to so record shall not limit or affect the Borrower's obligation to pay. Within five (5) days of the first of each month, Agent shall provide a statement for each loan account setting forth the principal of each account and interest due thereon. Borrower must deliver a written objection within sixty (60) days after receipt of the statement or the statement will be presumptive evidence of the Obligations absent manifest error. During the continuance of an Event of Default, Borrower irrevocably waives the right to direct the application of any and all payments and Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply and reapply payments in any manner it deems appropriate.

  1.7  Capital Adequacy and Other Adjustments. In the event that any Lender
       --------------------------------------
shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender or any corporation controlling such Lender and thereby reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder, then Borrower shall from time to time within fifteen (15) days after notice and demand is delivered by such Lender (together with the certificate referred to in the next sentence and with a copy to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of such reduction and showing the basis of the computation of such reduction submitted by such Lender to Borrower and Agent shall, absent manifest error, be final, conclusive and binding for all purposes. If any Lender becomes (or becomes aware that it will become) entitled to claim any additional amounts pursuant to this Section it shall promptly notify Borrower of the event by reason of which it has become so entitled. To the extent subsection 1.2(A) or 1.8(B)(b) imposes a duplicative payment obligation, the Borrower shall not be obligated to make duplicative payments.

  1.8  Taxes.
       -----
  (A)  No Deductions.  Any and all payments or reimbursements made hereunder or
       -------------
under the Notes shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto excluding such taxes imposed on net income, herein "Tax Liabilities"), excluding, however, taxes imposed on the net income of a Lender or Agent. If Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable hereunder to any Lender or Agent, then (unless prohibited by law) the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, such Lender or Agent receives an amount equal to the sum it would have received had no such deductions been made.

  (B)  Changes in Tax Laws.  In the event that, subsequent to the Closing Date,
       -------------------
(1) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (2) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (3) compliance by Agent or any Lender with any request or directive (whether or not having the force of law) from any governmental authority, agency or instrumentality:

       (a) does or shall subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made, or change the basis of taxation of payments to Agent or such Lender of principal, fees, interest or any other amount payable hereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment or other fees payable hereunder or changes in the rate of tax on the overall net income of Agent or such Lender); or

       (b) does or shall impose on Agent or any Lender any other condition or increased cost in connection with the transactions contemplated hereby or participations herein;

and the result of any of the foregoing is to increase the cost to Agent or any such Lender of making or continuing any Loan hereunder, as the case may be, or to reduce any amount receivable hereunder, then, in any such case, Borrower shall pay to Agent or such Lender, within 15 days after written demand therefor is delivered to Borrower, any additional amounts necessary to compensate Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Agent or such Lender with respect to this Agreement or the other Loan Documents. If Agent or such Lender becomes (or becomes aware that it will become) entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrower of the event by reason of which Agent or such Lender has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or such Lender to Borrower and Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

  (C)  Foreign Lenders.  Each Lender organized under the laws of a jurisdiction
       ---------------
outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax or are subject to United States withholding tax at a reduced rate under an applicable statute or tax treaty shall provide to Borrower and Agent (1) a properly completed and executed Internal Revenue Service Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to such Foreign Lender's entitlement to such exemption or reduced rate of withholding with respect to payments to be made to such Foreign Lender under this Agreement and under the Notes (a "Certificate of Exemption") or (2) a letter from any such Foreign Lender stating that it is not entitled to any such exemption or reduced rate of withholding (a "Letter of Non-Exemption"). Prior to becoming a Lender under this Agreement and within fifteen (15) days after a reasonable written request of Borrower or Agent from time to time thereafter, each Foreign Lender that becomes a Lender under this Agreement shall provide a Certificate of Exemption or a Letter of Non-Exemption to Borrower and Agent.

  If a Foreign Lender is entitled to an exemption with respect to payments to be made to such Foreign Lender under this Agreement (or to a reduced rate of withholding) and does not provide a Certificate of Exemption to Borrower and Agent within the time periods set forth in the preceding paragraph, Borrower shall withhold taxes from payments to such Foreign Lender at the applicable statutory rates and Borrower shall not be required to pay any additional amounts as a result of such withholding, provided that all such withholding shall cease
                                 --------
upon delivery by such Foreign Lender of a Certificate of Exemption to Borrower and Agent.

  1.9  Optional Prepayment/Replacement of Lenders. Within sixty (60) days after
       ------------------------------------------
receipt by Borrower of written notice and demand from any Lender for payment pursuant to subsection 1.2(A), 1.7 or 1.8 (the items for which payment has been demanded are referred to as "Increased Costs") or, as provided in subsection 8.3(C), in the case of certain refusals by any Lender or participant to consent to certain proposed amendments, modifications, terminations or waivers with respect to this Agreement that have been approved by Requisite Lenders (any such Lender demanding such payment or Lender or participant refusing to consent being referred to herein as an "Affected Lender"), Borrower may, at its option, notify Agent and such Affected Lender of its intention to do one of the following:

       (A) Borrower may obtain, at Borrower's expense, a replacement Lender or participant ("Replacement Lender") for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Agent. In the event Borrower obtains a Replacement Lender that will refinance all outstanding Obligations owed to such Affected Lender and assume its Commitments hereunder within ninety (90) days following notice of Borrower's intention to do so (it being agreed that if Borrower fails to obtain a Replacement Lender within such ninety (90) day period, Borrower shall (i) not be obligated to prepay in full the outstanding Obligations owed to such Affected Lender as provided in clause
  (B) below, (ii) not be permitted to replace such Affected Lender on account of demand for payment of such costs and expenses and (iii) continue to pay to such Lender Increased Costs), the Affected Lender shall sell and assign all of its rights and delegate all of its obligations under this Agreement and any other Loan Documents to such Replacement Lender in accordance with the provisions of subsection 8.1, provided that Borrower has reimbursed such
                                --------
  Affected Lender for any administrative fee payable pursuant to subsection 8.1 and, in any case where such replacement occurs as the result of a demand for payment pursuant to subsection 1.2(A), 1.7 or 1.8, paid all amounts required to be paid to such Affected Lender pursuant to subsection 1.2(A), 1.7 or 1.8 through the date of such sale and assignment; or

       (B) Borrower may prepay in full all outstanding Obligations owed to such Affected Lender and terminate such Affected Lender's Pro Rata Share of the Revolving Loan Commitment, in which case the Revolving Loan Commitment will be reduced by the amount of such Pro Rata Share. If Borrower so elects, Borrower shall, within ninety (90) days following notice of its intention to do so, prepay in full all outstanding Obligations owed to such Affected Lender (including, in any case where such replacement occurs as the result of a demand for payment pursuant to subsections 1.2(A), 1.7 or 1.8, all amounts required to be paid to such Affected Lender pursuant to subsections 1.2(A),
  1.7 or 1.8 through the date of such prepayment), and terminate such Affected Lender's obligations under the Revolving Loan Commitment.


                                    SECTION 2

                              AFFIRMATIVE COVENANTS

  Borrower covenants and agrees that so long as the Revolving Loan Commitment is in effect and until payment in full of all Obligations (other than contingent indemnification obligations to the extent no unsatisfied claim giving rise thereto has been asserted) unless Requisite Lenders shall otherwise give their prior written consent, Borrower shall perform and comply with, shall cause each of its Subsidiaries and shall use commercially reasonable efforts to cause each of the other Loan Parties to perform and comply with, all covenants in this
Section 2 applicable to such Person.

  2.1  Compliance With Laws and Contractual Obligations. Borrower will and will
       ------------------------------------------------
cause its Subsidiaries to (a) comply with (i) the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including, without limitation, laws, rules, regulations and orders relating to taxes, employer and employee contributions, securities, employee retirement and welfare benefits, environmental protection matters and employee health and safety) as now in effect and which may be imposed in the future in all jurisdictions in which the Borrower or such Subsidiary is now doing business or may hereafter be doing business and (ii) the obligations, covenants and conditions contained in all Contractual Obligations of Borrower or such Subsidiaries, other than those laws, rules, regulations, orders and provisions of such Contractual Obligations the noncompliance with which could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (b) maintain or obtain all licenses, qualifications and permits now held or hereafter required to be held by Borrower and its Subsidiaries for which the loss, suspension, revocation or failure to obtain or renew, could reasonably be expected to have a Material Adverse Effect. This subsection 2.1 shall not preclude the Borrower or such Subsidiaries, from contesting any taxes or other payments or obligations under Contractual Obligations, if they are being diligently contested in good faith in a manner which stays enforcement thereof and if appropriate expense provisions have been recorded in conformity with GAAP. Borrower represents and warrants that as of the date hereof, it and its Subsidiaries (i) are in compliance with the requirements of all applicable laws, rules, regulations and orders of any governmental authority as now in effect, and all Contractual Obligations applicable to it, to the extent the noncompliance therewith could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (ii) maintain all licenses, qualifications and permits referred to above.

  "Contractual Obligations," as applied to any Person, means any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject including, without limitation, the Related Transactions Documents.

  2.2  Maintenance of Properties; Insurance. Borrower will and will cause its
       ------------------------------------
Subsidiaries to maintain or cause to be maintained in good repair, working order and condition all material properties owned by Borrower that are used in the business of Borrower and its Subsidiaries and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Borrower will and will cause its Subsidiaries to maintain or cause to be maintained, with financially sound and reputable insurers, public liability and property damage insurance with respect to its business and properties against loss or damage, in each instance as customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts acceptable to Agent and will deliver evidence thereof to Agent. Borrower shall and shall cause its Subsidiaries to cause Agent, pursuant to endorsements and/or assignments in form and substance reasonably satisfactory to Agent, to be named as lender's loss payee in the case of casualty insurance, and additional insured in the case of all liability insurance, in each case for the benefit of Lenders. Proceeds of property damage insurance may be used by Borrower or its Subsidiaries for repair and restoration of the damaged or destroyed property on terms and conditions reasonably satisfactory to Agent.

  In the event Borrower fails to provide Agent with evidence of the insurance coverage required by this Agreement, Agent may purchase insurance at Borrower's expense to protect Agent's interests. Agent shall give the Borrower prior written notice of any such purchase by Agent. This insurance may, but need not, protect Borrower's interests or Borrower's Subsidiaries interests. The coverage purchased by Agent may not pay any claim made by Borrower or any claim that is made against Borrower or Borrower's Subsidiaries. Borrower may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that Borrower and its Subsidiaries has obtained insurance as required by this Agreement. If Agent purchases insurance Borrower will be responsible for the costs of that insurance, including interest and other charges imposed by Agent in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance Borrower or its Subsidiaries is able to obtain on its own.

  2.3  Inspection; Lender Meeting.  Borrower shall permit any authorized
       -------------------------
representatives of Agent to visit and inspect any of the properties of Borrower and its Subsidiaries including its financial and accounting records, and to make copies and take extracts therefrom, and to discuss its affairs, finances and business with its and their officers and certified public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested. Representatives of each Lender will be permitted to accompany representatives of Agent during each visit, inspection and discussion referred to in the immediately preceding sentence. Without in any way limiting the foregoing, Borrower will participate and will cause its and its Subsidiaries' key management personnel to participate in a meeting with Agent and Lenders at least once during each year, which meeting shall be held at such time and such place as may be reasonably requested by Agent.

  2.4  Corporate Existence. Except to the extent permitted pursuant to
       -------------------
subsection 3.6, Borrower will, and will cause it Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its and its Subsidiaries business.

  2.5  Further Assurances. Borrower shall and shall cause each Subsidiary of
       ------------------
Borrower and shall use commercially reasonable efforts to cause each other Loan Party to, from time to time, execute such guaranties, financing statements, documents, security agreements and reports as Agent or Requisite Lenders at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations contemplated by the Loan Documents. Upon the formation or acquisition of any Subsidiary of the Borrower (including, without limitation, EEI), the Borrower shall pledge the equity interests it owns in such Subsidiary to the Agent for the ratable benefit of the Lenders to secure the Obligations. Notwithstanding the foregoing, Borrower shall not be obligated pursuant to this Section to cause the Company to guarantee or otherwise lend its credit to support the Obligations except as contemplated by the Pledge Agreement.

  2.6  Servicing and Management Agreement. Borrower shall at all times have in
       ----------------------------------
full force and effect a servicing and management agreement with a Servicer substantially similar to the Servicing and Management Agreement (unless such termination is required or caused by Agent). The Borrower shall at all times cause the Servicer to comply with the Servicing and Management Agreement. The Borrower shall not remove the Servicer without the prior written consent of Requisite Lenders. The Borrower shall at the direction of the Agent enforce all provisions of the Servicing and Management Agreement, including, if permitted to do so, removing the Servicer, terminating the current Servicing and Management Agreement and arranging for a replacement Servicer reasonably satisfactory to the Requisite Lenders.

  2.7  Custodial Agreement and Loan Files. Borrower shall at all times maintain
       ----------------------------------
all documentation evidencing the Media Portfolio subject to a custodial agreement in form and substance substantially similar to the Custodial Agreement. Borrower shall deliver, or cause to be delivered, to the Custodian, as soon as reasonably practicable after each closing with respect to an Originated Asset or an amendment to or restructuring of a Finance Acquired Asset which results in an additional or amended promissory note or equity security (and in no event later that two (2) Business Days after such closing with respect to any promissory note or equity security), original documentation pertaining to such Originated Assets or amended or restructured Finance Acquired Asset.

  2.8  Commitment Based Required Equity. In the event Borrower is not in
       --------------------------------
compliance with Schedule 1 of the most recent Borrowing Base Certificate required to be delivered pursuant to subsection 4.8(E), Borrower shall cause any such deficiency (a "Commitment Based Required Equity Deficiency") to be restored to an amount not less than zero within five (5) Business Days after the date on which such Borrowing Base Certificate is required to be delivered.

  2.9  Outstanding Based Required Equity. Until such time as an aggregate of at
       ---------------------------------
least $85,000,000 shall have been invested in Borrower as cash equity from and after the Closing

Date, if Stockholders Equity is less than the amount of Required Equity as of such date as calculated on Schedule 2 to the most recent Borrowing Base Certificate required to be delivered pursuant to subsection 4.8(E) by more than $5,000,000, then, unless such shortfall is corrected within five (5) Business Days after the date on which such Borrowing Base Certificate is required to be delivered, Borrower shall immediately make a capital call under the Capital Call Agreement of at least $10,000,000 (or, if less, the remaining amount available, if any, under the Capital Call Agreement).

  2.10 Separate Existence. Take all reasonable steps (including, without
       ------------------
limitation, in each case, all steps that the Requisite Lenders may from time to time reasonably request) to maintain its identity as a separate entity with assets and liabilities distinct from those of any other Person including the Company. Without limiting the generality of the foregoing and in addition to and consistent with the covenants set forth in Section 2.4 the Borrower shall:
                                           -----------

       (a) conduct all of its business, and make all communications to third parties (including all invoices (if any), letters, checks and other instruments) solely in its own name (and not as a division of any other Person), and require that all employees, if any, of the Borrower identify themselves as such and not as employees of any other Person (including, employees with business or identification cards identifying such employees as the Borrower's employees);

       (b) compensate all employees of the Borrower, if any, consultants and agents directly, from the Borrower's bank accounts, for services provided to the Borrower by such employees, consultants and agents and, to the extent any employee, consultant or agent of the Borrower is also an employee, consultant or agent of any Affiliate of the Borrower (each, an "Affiliated Person"),
                                                       -----------------
  allocate the compensation of such Affiliated Person between the Borrower and such Affiliate on a basis which reflects the relative value of the services rendered to the Borrower and such Affiliate;

       (c) pay its own operating expenses and liabilities from its own funds, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between the Borrower and any Affiliate on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

       (d) maintain the Borrower's books and records separate from those of any Affiliate, hold meetings of its Board of Directors pursuant to its articles of incorporation no less frequently than required by its article of incorporation; and maintain all resolutions and other approvals of the Board of Directors in respect of the transactions contemplated by this Agreement as official records of the Borrower;

       (e) prepare its financial statements separately from each Affiliate and insure that any consolidated financial statements of an Affiliate that include the Borrower have detailed notes to the effect that the Borrower is a separate entity and that the Borrower's creditors have a claim on its assets prior to those assets becoming available to any creditors of such Affiliate;

       (f) use its best efforts not to commingle funds or other assets of the Borrower with those of any Affiliate, and not to hold its assets in any manner that would create an appearance that such assets belong to any Affiliate, and will not maintain bank accounts or other depository accounts to which any Affiliate is an account party, into which any Affiliate makes deposits or from which any Affiliate has the power to make withdrawals (except in any such Affiliate's capacity as Servicer);

       (g) not permit any Affiliate to pay any of the Borrower's operating expenses other than pursuant to the Servicing Agreement;

       (h) not guarantee any obligation of any Affiliate nor (to the extent that the Borrower has the legal power to prevent such) have any of its obligations guaranteed by any Affiliate (either directly or by seeking credit based on the assets of such Affiliate), or otherwise hold itself out as responsible for the debts of any Affiliate;

       (i) have all its officers and employees conduct all of its business solely in its own name;

       (j) not permit the Borrower to be named as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of any Affiliate and not name other Affiliates as a direct or contingent beneficiary or loss payee on its own insurance policies such that (A) in the event of a loss in connection with such Affiliate's property, payments on account thereof would be made to the Borrower or such would be jointly made to the Borrower and such Affiliate, or (B) payments on account of losses to the Borrower's property would be made to any Affiliates, or would be jointly made to the Borrower and any Affiliates; and

       (k) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion rendered by Bryan Cave, L.L.P. on the Closing Date regarding substantive consolidation of the Company and the Borrower remain true and correct at all times.

  2.11 Documentation Manual. The Borrower shall from time to time revise the
       --------------------
Documentation Manual to reflect its then current documentation practices, which practices shall be generally consistent with commercially reasonable lending practices with respect to borrowers in the Target Market, and will contemporaneously therewith forward a copy of such revisions to the Agent.

                                    SECTION 3

                               NEGATIVE COVENANTS

  Borrower covenants and agrees that so long as the Revolving Loan Commitment is in effect and until payment in full of all Obligations (other than contingent indemnification obligations to the extent no unsatisfied claim giving rise thereto has been asserted) unless Requisite

Lenders shall otherwise give their prior written consent, Borrower shall perform and comply with, shall cause each of its Subsidiaries and shall use commercially reasonable efforts to cause each of the other Loan Parties to perform and comply with, all covenants in this Section 3 applicable to such Person.

  Notwithstanding the foregoing, no covenant in this Section 3 (other than subsection 3.7(b)) shall prohibit a Workout Subsidiary from conducting Permitted Workout Activities.

  3.1  Indebtedness.  Borrower will not and will not permit its Subsidiaries to
       ------------
directly or indirectly create, incur, assume, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness (other than pursuant to a Contingent Obligation) except the Obligations.

  3.2  Liens and Related Matters.
       -------------------------

  (A)  No Liens.  Borrower will not and will not permit its Subsidiaries to
       --------
directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any property or asset of Borrower or any of its Subsidiaries whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Encumbrances. "Permitted Encumbrances" means the following:

       (1) Liens for taxes, assessments or other governmental charges not yet due and payable, provided that appropriate provisions shall have been established therefor in accordance with GAAP and the aggregate amount of liabilities secured by such Liens does not exceed $250,000 at any time; or, if due and payable and remaining unpaid are being diligently contested in good faith in a manner which stays enforcement of such Lien;

       (2) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than sixty (60) days delinquent or which are being diligently contested in good faith in a manner which stays enforcement of such Liens, provided that appropriate provisions shall have been established therefor in accordance with GAAP and the aggregate amount of liabilities secured by such Liens does not exceed $250,000 at any time;

       (3) Liens (other than any Lien imposed by the Employee Retirement Income Security Act of 1974 or any rule or regulation promulgated thereunder) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

       (4) deposits or bonds permitted by subsection 3.4(D) or 3.4(F);

       (5) any attachment or judgment Lien not constituting an Event of Default under subsection 6.1(H);

       (6) easements, rights of way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

       (7) any interest or title of a lessor or sublessor under any lease permitted by subsection 4.2;

       (8) Liens in favor of Agent or the Custodian, for the ratable benefit of Agent and Lenders; and

       (9) cash collateral in an amount not to exceed $250,000 provided to Seller in connection with certain letters of credit issued by Seller for the benefit of certain Media Borrowers.

  (B)  No Negative Pledges.  Borrower will not and will not permit any of its
       -------------------
Subsidiaries to enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

  3.3  Investments.  Borrower will not and will not permit any of its
       -----------
Subsidiaries to directly or indirectly make or own any Investment in any Person except:

  (a)  Investments in Cash Equivalents; provided that such Cash Equivalents
                                        --------
(other than overnight repurchase agreements and certain bank accounts as provided in subsection 3.13) are pledged to Agent for the ratable benefit of Agent and the Lenders and are not subject to setoff rights other than by Agent;

  (b)  Investments which are within the Media Portfolio;

  (c)  Investments in Workout Subsidiaries; and

  (d) provided no Default or Event of Default has occurred and is continuing or would arise as a result thereof, at any time subsequent to the first anniversary of the Closing Date, so long as Stockholder's Equity exceeds 110% of Borrower's Required Equity (as determined in accordance with the Schedule 1 of Borrower's most recent Borrowing Base Certificate) (the "Target Equity"), Borrower may make one or more loans to one or more of Company or any of Company's Subsidiaries in an amount not to exceed in the aggregate at any time the amount by which said Stockholder's Equity exceeds the Target Equity, provided, however, that each such loan (v) is evidenced by a written promissory note, (w) is payable on demand, (x) accrues interest at a rate per annum equal to at least the rate provided under subsection 1.2(A), (y) is made for bona fide business purposes in the ordinary course or to exploit business opportunities consistent with Company's business and strategic plan, and (z) Agent, for the ratable benefit of Agent and Lenders, has been granted a first priority security interest in such loan (including, without limitation the pledge and delivery of such note to Agent) to secure the Obligations.

       "Investment" means (i) any direct or indirect purchase or other acquisition by Borrower or a Subsidiary of Borrower of any beneficial interest in, including stock, partnership interest or other equity securities of, or ownership interest in, any other Person; and (ii) any direct or indirect loan, advance or capital contribution by Borrower or a Subsidiary of Borrower to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business.

       "Cash Equivalents" means: (i) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof; (ii) commercial paper maturing no more than one (1) year from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Rating Service or at least P-1 from Moody's Investors Service, Inc.; (iii) certificates of deposit or bankers' acceptances maturing within one (1) year from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000;
  (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof, demand deposits and money market accounts with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of Borrower's deposits at such institution; and (v) deposits or investments in mutual or similar funds offered or sponsored by brokerage or other companies having membership in the Securities Investor Protection Corporation in amounts not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of Borrower's deposits at such institution.

  3.4  Contingent Obligations.  Borrower will not and will not permit any of its
       ----------------------
Subsidiaries to directly or indirectly create or become or be liable with respect to any Contingent Obligation except:

       (A) those resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

       (B) those existing on the Closing Date and described in Schedule 3.4 annexed hereto;

       (C) those arising with respect to customary indemnification obligations incurred in connection with Asset Dispositions;

       (D) those incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations not exceeding at any time outstanding $250,000 in aggregate liability;

       (E) those arising from guaranties issued by Borrower in the ordinary course of business on behalf of Media Borrowers pursuant to the Related Loan Documents between Borrower and such Media Borrower; and

       (F) any other Contingent Obligation not expressly permitted by clauses
  (A) through (E) above, so long as any such other Contingent Obligations, in the aggregate at any time outstanding, do not exceed $2,500,000.

  "Contingent Obligation", as applied to any Person, means any direct or indirect liability of that Person: (i) with respect to any indebtedness, lease, dividend or other obligation of another Person if the purpose or intent of the Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates; (iv) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, or (v) pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

  3.5  Restricted Junior Payments. Borrower will not and will not permit any of
       --------------------------
its Subsidiaries to directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except that:

       (a) Borrower may make payments and distributions to Company that are used by Company to pay federal and state income taxes then due and owing, franchise taxes and other similar licensing expenses incurred in the ordinary course of business; provided that Borrower's aggregate contribution to taxes as a
            --------
  result of the filing of a consolidated return by Company shall not be greater, nor the aggregate receipt of tax benefits less, than they would have been had Borrower not filed a consolidated return with Company;

       (b) a Subsidiary of Borrower may make dividends or other distributions to the Borrower or any other Subsidiary of Borrower; and

       (c) provided no Default or Event of Default has occurred and is continuing or would arise as a result thereof, at any time subsequent to the first anniversary of the Closing

  Date, so long as the Stockholder's Equity exceeds Borrower's Required Equity (as determined in accordance with the Schedule 1 of Borrower's most recent Borrowing Base Certificate) by the sum of (i) 115% of such Required Equity and
  (ii) the outstanding principal balance of loans made by Borrower pursuant to subsection 3.3(d) (the "Equity Ceiling"), Borrower may declare and pay dividends and may make other distributions to its holders of capital stock in an amount equal to the amount by which said Stockholder's Equity exceeds the Equity Ceiling, and in accordance with applicable law and Borrower's organizational and corporate documents.

  "Restricted Junior Payment" means: (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or other equity security of, or ownership interest in, Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or other equity security of, or ownership interest in, Borrower or any of its Subsidiaries now or hereafter outstanding; (iii) any payment or prepayment of interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness subordinated to the Obligations; and (iv) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock or other equity security of, or ownership interest in, Borrower or any of its Subsidiaries now or hereafter outstanding.

  3.6  Restriction on Fundamental Changes. Borrower will not and will not
       ----------------------------------
permit any of its Subsidiaries to directly or indirectly: (a) amend, modify or waive any material term or provision of its organizational documents, including without limitation its articles of incorporation, and by-laws, unless required by law and in no event Article VC or Article IX of the Amended and Restated Certificate of Incorporation of Borrower or Article III, Section 2,
Article III, Section 11, or Article III, Section 13 of the Amended and Restated Bylaws of Borrower, in each instance, as in effect on the date hereof; (b) enter into any transaction of merger or consolidation; (c) except for a Workout Subsidiary upon completion of its Permitted Workout Activity, liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); or (d) acquire by purchase or otherwise all or any substantial part of the business or assets of any other Person except for any of the same which constitute a part of the Media Portfolio.

  3.7  Disposal of Assets.  (a) Subject to the provisions of clause (b) below,
       ------------------
Borrower will not and will not permit any of its Subsidiaries to directly or indirectly: convey, sell, lease, sublease, transfer, release or otherwise dispose of, or grant any Person an option to acquire, in one transaction or a series of transactions, any of its property, business or assets, including collateral granted to Borrower securing obligations of a Media Borrower, whether now owned or hereafter acquired, except: (i) to comply with subsections 1.1(B), 1.4(D), 2.8 or 2.9 or (ii) any part of the Media Portfolio may be sold, conveyed, assigned, released or otherwise transferred for reasonably equivalent value in cash or Cash Equivalents (in connection with a securitization or otherwise), provided that after giving effect to such sale and the use of proceeds therefrom the outstanding Revolving Loans shall not exceed the Maximum Revolving Loan Balance and no Default or Event of Default exists or would arise as a result thereof. As a condition to a sale pursuant to clause (ii) the Borrower shall deliver to the Agent a Borrowing Base Certificate calculated as if such sale has occurred and showing that after giving effect to such sale, the outstanding Revolving Loans do not exceed the Maximum Revolving Loan Balance.

  (b) Borrower shall not and shall not permit any of its Subsidiaries to, compromise, forgive or discount, with respect to any Finance Acquired Asset or Originated Asset, amounts in excess of the Required Equity (as calculated on Schedule 1 to the most recent Borrowing Base Certificate) with respect to such Finance Acquired Asset or Originated Asset.

  3.8  Transactions with Affiliates. Borrower will not and will not permit any
       ----------------------------
of its Subsidiaries to directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any management, consulting, investment banking, advisory or other similar services) with (a) any Affiliate or with any director, officer or employee of any Loan Party, except (i) as set forth on Schedule 3.8, (ii) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of Borrower or any of its Subsidiaries and upon fair and reasonable terms which are fully disclosed to Agent and are no less favorable to Borrower than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate, (iii) payment of reasonable compensation to officers and employees for services actually rendered to Borrower and its Subsidiaries, (iv) payment of director's fees not to exceed $100,000 plus out of pocket expenses in the aggregate for any fiscal year of Borrower and (v) sales otherwise permitted by subsection 3.7(a) that are made upon fair and reasonable terms which are fully disclosed to Agent and are no less favorable to Borrower than would be obtained in a comparable arm's length transaction with a Person who is not an Affiliate or (b) any member of the Goldman Group or any Affiliate thereof other than (i) as may be permitted pursuant to subsection 3.8(a) above or (ii) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of Borrower or any of its Subsidiaries and upon commercially reasonable terms which are fully disclosed to Agent.

  3.9  Conduct of Business. Borrower will not and will not permit any Subsidiary
       -------------------
to directly or indirectly engage in any business other than the acquisition of the Finance Acquired Assets, the acquisition of Eligible Assets and all activities reasonably related thereto.

  3.10 Fiscal Year.  Borrower shall not change its fiscal year.
       -----------

  3.11 Press Release; Public Offering Materials. Without the prior consent of
       ----------------------------------------
the Requisite Lenders, which shall not be unreasonably withheld, delayed or conditioned, the Borrower will not disclose the name of Agent or any Lender in any press release or in any prospectus, proxy statement or other materials filed with any Governmental Authority relating to a public offering of the capital stock of any Loan Party, except as Borrower may be required by law.

  3.12 Subsidiaries. Without limiting subsection 3.3, Borrower will not directly
       ------------
or indirectly establish, create or acquire any Subsidiary other than (i) a Workout Subsidiary, or (ii) Subsidiaries that are Media Borrowers at the time of acquisition by Borrower.

  3.13 Bank Accounts. Borrower will not establish any bank accounts (except
       -------------
those which the Borrower reasonably believes will not hold more than $100,000 at any one time) without prior written notice to Agent and unless Agent and the bank at which the account is to be opened enter into an agreement in form and substance satisfactory to Agent regarding such bank account.

  3.14 Media Portfolio. (a) Borrower will not own any assets other than
       ---------------
Investments permitted under subsections 3.3 and 3.12, the Media Portfolio and immaterial items of tangible personal property such as personal computers and photocopiers.

  (b) Except for Finance Acquired Assets, the Media Portfolio shall only consist of Eligible Assets, or Ineligible Assets which, to the best knowledge of the Borrower, were Eligible Assets at the time of initial disbursement to the Media Borrower.

  (c) The Borrower shall not change its methodology for determining Ratings without the prior written consent of Requisite Lenders. Without limiting Section 2.3, Agent may from time to time conduct audits of the methodology for determining Ratings, the manner in which Ratings have been assigned to loans and investments in the Media Portfolio and compliance of loans and instruments in the Media Portfolio with the Documentation Manual, the Credit Policy and the Lending Standards.

  3.15 Policies and Procedures. The Borrower shall not amend the Servicing and
       -----------------------
Management Agreement, The Credit Policy, the Custodial Agreement or the Lending Standards without the prior written consent of Requisite Lenders.


                                    SECTION 4

                          FINANCIAL COVENANTS/REPORTING

  Borrower covenants and agrees that so long as the Revolving Loan Commitment is in effect and until payment in full of all Obligations (other than contingent indemnification obligations to the extent no unsatisfied claim giving rise thereto has been asserted) unless Requisite Lenders shall otherwise give their prior written consent, Borrower shall perform and comply with, shall cause each of its Subsidiaries and use commercially reasonable efforts to cause each of the other Loan Parties to perform and comply with, all covenants in this Section 4 applicable to such Person.


  4.1  Intentionally Omitted.
       ---------------------

  4.2  Lease Limits. Borrower and its Subsidiaries will not directly or
       ------------
indirectly become or remain liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any operating lease if the aggregate amount of all rents paid by Borrower and its Subsidiaries would exceed $250,000 in any fiscal year of Borrower.

  4.3  Fixed Charge Coverage.
       ---------------------

       (a) Borrower and its Subsidiaries shall not permit Fixed Charge Coverage for any period set forth below to be less than the amount set forth below for such period:

  Period                                      Amount
  ------                                      ------

  Closing Date through September 30, 1998      1.10
  Closing Date through December 31, 1998       1.10
  Closing Date through March 31, 1999          1.10

       (b) Borrower and its Subsidiaries shall not permit the Fixed Charge Coverage for any twelve (12) month period ending on the last day of any fiscal quarter of the Borrower, commencing with the fiscal quarter ending June 30, 1999, to be less than 1.10. "Fixed Charge Coverage" will be calculated as illustrated on Exhibit 4.8(C).


  4.4  Total Interest Coverage.
       -----------------------

       (a) Borrower and its Subsidiaries shall not permit Total Interest Coverage for any period set forth below to be less than the amount set forth below for such period:

  Period                                      Amount
  ------                                      ------
  Closing Date through September 30, 1998      1.15
  Closing Date through December 31, 1998       1.20
  Closing Date through March 31, 1999          1.25

       (b) Borrower and its Subsidiaries shall not permit Total Interest Coverage for any twelve (12) month period ending on any date set forth below to be less than the amount set forth below for such period.


  Period Ending                               Amount
  -------------                               ------
  June 30, 1999                                1.30
  September 30, 1999                           1.35
  December 31, 1999                            1.40
  March 31, 2000                               1.45
  June 30, 2000 and  thereafter                1.50

"Total Interest Coverage" will be calculated as illustrated on Exhibit 4.8(C).

  4.5  Industry Segment Concentration Ratio. Borrower shall not permit any
       ------------------------------------
Industry Segment Concentration Ratio as of the last day of any fiscal quarter, commencing June 30, 1999, to exceed the amount set forth below for such segment:

           Segment                      Concentration Ratio
           ---------------------------  -------------------

           Community Newspaper                    .3
           Radio Broadcasting                     .3
           Television Broadcasting                .3
           Telecommunications                     .3
           Publishing                             .25
           Business Information Services          .25
           Other Industry Segments                .25



"Industry Segment Concentration Ratio" will be calculated as illustrated on
Exhibit 4.8(C).

  4.6  Loan and Equity Portfolio Concentration Ratio.  Borrower shall not permit
       ---------------------------------------------
its Loan and Equity Portfolio Concentration Ratio as of the last day of any fiscal quarter of the Borrower to be greater than .1. "Loan and Equity Portfolio Concentration Ratio" will be calculated as illustrated on Exhibit 4.8(C).

  4.7  Interest Spread Ratio.  Borrower and its Subsidiaries shall not permit
       ---------------------
the Interest Spread Ratio for any twelve month period ending on the last day of any fiscal quarter of the Borrower to be less than the sum of LIBOR as of the last day of such month plus two and one-half percent (2.5%). "Interest Spread Ratio" will be calculated as illustrated on Exhibit 4.8(C).

  4.8  Financial Statements and Other Reports. Borrower will maintain, and cause
       --------------------------------------
each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP (it being understood that quarterly financial statements are not required to have footnote disclosures). Borrower will deliver each of the financial statements and other reports described below to Agent, with sufficient copies for each Lender.

  (A) Quarterly Financials. As soon as available and in any event within thirty
      --------------------
five (35) days after the end of each fiscal quarter of the Borrower ending prior to a Qualified IPO and fifty (50) days after the end of each fiscal quarter ending on or after a Qualified IPO (including the last fiscal quarter of Borrower's fiscal year), commencing with the quarter ending September 30, 1998, Borrower will deliver the consolidated and consolidating balance sheets of, Company and its Subsidiaries, as of the end of such fiscal quarter, and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such fiscal quarter and for the period from the beginning of the then current fiscal year of Borrower to the end of such fiscal quarter, which financial statements shall include the notes required by subsection 2.10(e).

   (B) Year-End Financials. As soon as available and in any event within ninety
       -------------------
five (95) days after the end of each fiscal year of Borrower, Borrower will deliver (1) the consolidated and consolidating balance sheets of Company and its Subsidiaries, as of the end of such year, and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such fiscal year, which financial statements shall include the notes required by subsection 2.10(e), and (2) a report with respect to the consolidated financial statements from a firm of Certified Public Accountants selected by Borrower and reasonably acceptable to Agent, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the "Statement") entitled "Reports on Audited Financial Statements" and such report shall be "Unqualified" (as such term is defined in such Statement).

  (C) Compliance Certificate. Together with each delivery of financial
      ----------------------
statements pursuant to subsections 4.8(A) and 4.8(B) above, Borrower will deliver a fully and properly completed Compliance Certificate (in substantially the same form as Exhibit 4.8(C)) signed by Borrower's chief executive officer or chief financial officer.

  (D) Accountants' Reports. Promptly upon receipt thereof, Borrower will deliver
      --------------------
copies of all significant reports submitted by Borrower's firm of certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of Borrower made by such accountants, including any comment letter submitted by such accountants to management in connection with their services.

  (E) Borrowing Base Certificate. Borrower will deliver a Borrowing Base
      --------------------------
Certificate (in substantially the same form as Exhibit 4.8(E)), (i) on the 15th day and on the last Business Day of each calendar month, (ii) within one (1) Business Day after payment in full of any Eligible Loan or Ineligible Loan,
(iii) simultaneously with the initial funding of an Originated Asset, (iv) simultaneously with each voluntary reduction of the Revolving Loan Commitment and (v) from time to time upon request of Agent, provided that the Borrower need not redetermine Ratings for individual loans or investments more frequently than as set forth in the Credit Policy.

  (F) Management Report. Together with each delivery of financial statements of
      -----------------
Borrower pursuant to subsections 4.8(A) and 4.8(B), Borrower will deliver a management report (1) describing the operations and financial condition of Borrower for the quarter or fiscal year then ended and the portion of the current fiscal year then elapsed (or for the fiscal year then ended in the case of year-end financials), (2) setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent Projections for the current fiscal year delivered pursuant to subsection 4.8(I) and (3) discussing the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of Borrower to the effect that such information fairly presents the results of operations and financial condition of Borrower, and its Subsidiaries as at the dates and for the periods indicated.

  (G) Verification Report. Without limitation of the provisions of subsection
      -------------------
2.3 hereof, upon the request of Agent or Requisite Lenders made while an Event of Default has occurred and is continuing, Borrower, at Borrower's expense, will obtain and deliver to Agent a report of a Person satisfactory to Agent (which may be, or be affiliated with, a Lender) with respect to the individual loans and investments in the Media Portfolio included in the Borrowing Base, for the purpose of verifying that the information set forth in the Borrowing Base Certificate most recently delivered is accurate and complete in all material respects based upon a review by such Person of the Media Portfolio (including verification with respect to the amount, aging, identity and credit of the respective Media Borrowers and the billing practices of Borrower).

  (H) Projections. As soon as available and in any event no later than the last
      -----------
day of each of Borrower's fiscal years, Borrower will deliver Projections of Borrower and its Subsidiaries for the forthcoming three fiscal years, year by year, and for the forthcoming fiscal year, quarter by quarter in form reasonably satisfactory to Agent.

  (I) SEC Filings and Press Releases. Promptly upon their becoming available,
      ------------------------------
the Borrower will deliver copies of (1) all financial statements, reports, notices and proxy statements sent or made available by Borrower or any of its Subsidiaries to their security holders in their capacity as security holders,
(2) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority with respect to the registration of its securities for public trading, and (3) all material press releases made available by Borrower or any of its Subsidiaries to the public concerning material developments in the business of any such Person.

  (J) Events of Default, Etc. Promptly upon any officer or director of Borrower
      ----------------------
obtaining knowledge of any of the following events or conditions, Borrower shall deliver copies of all notices given or received by Borrower with respect to any such event or condition and a certificate of Borrower's chief executive officer specifying the nature and period of existence of such event or condition and what action Borrower has taken, is taking and proposes to take with respect thereto: (1) any condition or event that constitutes an Event of Default or Default; (2) any notice that any Person has given to Borrower or any other action taken with respect to a claimed default or event or condition of the type referred to in subsection 6.1(B); or (3) any event or condition that could reasonably be expected to result in any Material Adverse Effect.

  (K) Litigation. Promptly upon any officer or director of Borrower obtaining
      ----------
knowledge of (1) the institution of any material action, suit, proceeding, governmental investigation or arbitration against or affecting any Loan Party or any property of any Loan Party not previously disclosed by Borrower to Agent or
(2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Loan Party or any property of any Loan Party which, in each case, could reasonably be expected to have a Material Adverse Effect, Borrower will promptly give notice thereof to Agent and provide such other information as may be reasonably available to Borrower to enable Agent and its counsel to evaluate such matter.

  (L) Notice of Corporate and other Changes. Borrower shall provide prompt
      -------------------------------------
written notice of: (1) all jurisdictions in which Company, Borrower or any of its Subsidiaries becomes qualified after the Closing Date to transact business,
(2) any material change after the Closing Date in the authorized or issued capital stock or other equity interests of Company, the Borrower or its Subsidiaries or any other material amendment to their charter, by- laws or other organization documents, (3) any Subsidiary created or acquired by the Borrower or any of its Subsidiaries after the Closing Date; such notice, in each case, to identify the applicable jurisdictions, capital structures or Subsidiaries, as applicable; and (4) any other event that occurs after the Closing Date which would cause any of the representations and warranties in Section 5 of this Agreement or in any other Loan Document to be untrue or misleading in any material respect as of the date made.

  (M)  Other Information.  With reasonable promptness, Borrower will deliver
           -----------------
such other information and data with respect to any Borrower or any Subsidiary of Borrower as from time to time may be reasonably requested by Agent.

  4.9  Accounting Terms; Utilization of GAAP for Purposes of Calculations Under
       ------------------------------------------------------------------------
Agreement. For purposes of this Agreement, all accounting terms not otherwise
---------
defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements furnished to Agent pursuant to subsection 4.8(A) or
(B) shall be prepared in accordance with GAAP as in effect at the time of such preparation. No "Accounting Changes" (as defined below) shall affect financial covenants, standards or terms in this Agreement; provided that Borrower shall
                                                 --------
prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes" means: (a) changes in accounting principles required by GAAP and implemented by Borrower; (b) changes in accounting principles recommended by Borrower's certified public accountants and implemented by Borrower; and (c) changes in carrying value of Borrower's or any of its Subsidiaries' assets, liabilities or equity accounts resulting from (i) the application of purchase accounting principles (A.P.B. 16 and/or 17 and EITF 88-16 and FASB 109) to the Related Transactions or (ii) as the result of any other adjustments that, in each case, were applicable to, but not included in, the Pro Forma. All such adjustments described in clause (c) above resulting from expenditures made subsequent to the Closing Date (including, but not limited to, capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made.


                                    SECTION 5

                         REPRESENTATIONS AND WARRANTIES

  To induce Agent and Lenders to enter into this Agreement and to make Loans, Borrower, as of the Closing Date and as of the making of each Loan hereunder, represents and warrants to Agent and each Lender that the following statements are and, after giving effect to the Related Transactions, will be true, correct and complete:

  5.1  Disclosure. No representation or warranty of any Loan Party contained in
       ----------
this Agreement, the other Loan Documents, the financial statements referred to in subsection 5.5, the other Related Transactions Documents (other than the Asset Purchase Agreement) or any other document, certificate or written statement furnished to Agent or any Lender by or on behalf of any such Person for use in connection with the Loan Documents or the Related Transactions Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made and as of the date made.

  5.2  No Material Adverse Effect. There have been no events or changes in facts
       --------------------------
or circumstances affecting Borrower or any of Borrowers' Subsidiaries which individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect and that have not been disclosed herein or in the attached Schedules.

  5.3  No Default. The consummation of the Related Transactions in accordance
       ----------
with their terms does not violate or conflict with any laws, rules, regulations or orders of any governmental authority or violate, conflict with, result in a breach of, or constitute a default (with due notice or lapse of time or both) under any Contractual Obligation of any Loan Party except if such violations, conflicts, breaches or defaults have either been waived on or before the Closing Date or could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

  5.4  Organization, Powers, Capitalization and Good Standing.
       ------------------------------------------------------

  (A) Organization and Powers. Each of the Loan Parties is a corporation duly
      -----------------------
organized, validly existing and in good standing under the laws of its jurisdiction of incorporation (which jurisdiction is set forth on Schedule 5.4(A)). Borrower, the Company and each of their respective Subsidiaries has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Related Transactions Document to which it is a party and to carry out the Related Transactions.

  (B) Capitalization. As of the Closing Date, the authorized capital stock of
      --------------
each of the Borrower and the Company is as set forth on Schedule 5.4(B). All issued and outstanding shares of capital stock of the Borrower and the Company are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Agent, for the ratable benefit of Agent and Lenders, and such shares were issued in compliance with all applicable state and federal laws concerning the issuance of securities. All of the issued and outstanding capital stock of Borrower is owned by Company. As of the Closing Date, the capital stock of the Company is owned by the stockholders and in the amounts set forth on Schedule 5.4(B). As of the Closing Date, no shares of the capital stock of Borrower and the Company, other than those described above, are issued and outstanding. Except as provided in Related Transactions Documents or as otherwise disclosed in writing to Agent, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from Borrower and the Company, of any shares of capital stock or other securities of Borrower or the Company.

  (C) Binding Obligation. This Agreement is, and the other Related Transactions
      ------------------
Documents when executed and delivered will be, the legally valid and binding obligations of the Loan Parties signatory thereto, each enforceable against each of such Persons, as applicable, in accordance with their respective terms except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws or equitable principles relating to or limiting creditor's rights.

  (D) Qualification. The Borrower and each of its Subsidiaries is duly qualified
      -------------
and in good standing wherever necessary to carry on its business and operations, except in jurisdictions in which the failure to be qualified and in good standing could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, all jurisdictions in which Borrower and each of its Subsidiaries is qualified to do business are set forth on Schedule 5.4(D).

  5.5  Financial Statements and Projections. All financial statements concerning
       ------------------------------------
Borrower and its Subsidiaries which have been or will hereafter be furnished to Agent pursuant to this Agreement, have been or will be prepared in accordance with GAAP consistently applied (except as disclosed therein) and do or will present fairly in all material respects the financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended. The Projections delivered on or prior to the Closing Date and the updated Projections delivered pursuant to subsection 4.8(H) represent and will represent as of the date thereof the good faith estimate of Borrower concerning the most probable course of its business.

  5.6  Intellectual Property. Borrower owns, is licensed to use or otherwise has
       --------------------
the right to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted that are material to the condition (financial or other), business or operations of Borrower or its Subsidiaries (collectively called "Intellectual Property"). All registered Intellectual Property is identified on
Schedule 5.6. Except as disclosed in Schedule 5.6, the use of such Intellectual Property by Borrower does not and has not been alleged by any Person to infringe on the rights of any Person if such infringement would result in a Material Advance Effect.

  5.7  Investigations, Audits, Etc. None of the Borrower or any of its
       ---------------------------
Subsidiaries, is the subject of any review or audit by the Internal Revenue Service or any governmental investigation concerning the violation or possible violation of any law.

  5.8  Employee Matters. (a) Neither the Borrower, any of its Subsidiaries nor
       ----------------
any of their respective employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of the Borrower or any of its Subsidiaries and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of the Borrower or any of its Subsidiaries and (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of Borrower after due inquiry, threatened between the Borrower or any of its Subsidiaries and their respective employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

  5.9  Solvency. Borrower: (a) owns and will own assets the fair saleable value
       --------
of which are (i) greater than the total amount of liabilities (including contingent liabilities) of Borrower and (ii) greater than the amount that will be required to pay the probable liabilities of Borrower's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to Borrower; (b) has capital that is not unreasonably small in relation to its business as presently conducted or after giving effect to any contemplated transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

  5.10 Year 2000. Borrower has made an assessment of the microchip and
       ---------
computer-based systems and the software used in its and its Subsidiaries' businesses and based upon such assessment believes that it and they will be "Year 2000 Compliant" by January 1, 2000. For purposes of this paragraph, "Year 2000 Compliant" means that all software, embedded microchips and other processing capabilities utilized by, and material to the business operations or financial condition of, Borrower and its Subsidiaries' are able to interpret, store, transmit, receive and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenarios in relation to dates in and after the Year 2000. From time to time, at the reasonable request of Agent, Borrower shall provide to Lenders such updated information as is reasonably requested regarding the status of its and its Subsidiaries' efforts to become Year 2000 Compliant.

  5.11 Use of Proceeds; Margin Regulations. Borrower is not engaged principally,
       -----------------------------------
or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan will be used to acquire or carry any margin stock except in compliance with said Regulations.

  5.12 Representations and Warranties from the Acquisition. Except as disclosed
       ---------------------------------------------------
in Schedule 5.12, each of the representations and warranties given by each party to the Asset Purchase Agreement are true and correct in all material respects as of the Closing Date, and such representations and warranties are hereby incorporated herein by this reference as of such date with the same effect as though set forth herein in their entirety herein.

  5.13 Regulated Entities. Neither Borrower nor Company is (a) an "investment
       ------------------
company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities codes, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

                                    SECTION 6

                          DEFAULT, RIGHTS AND REMEDIES

  6.1  Event of Default. shall mean the occurrence or existence of any one or
       ----------------
more of the following:

  (A) Payment. (1) Failure to pay any installment or other payment of principal
      -------
of any Loan when due, or to cause Revolving Loans to be equal to or less than the Maximum Revolving Loan Balance as required in Section 1.1 or (2) failure to pay, within five (5) Business Days after the due date, but no later than the Expiry Date, any interest on any Loan or any other amount due under this Agreement or any of the other Loan Documents; or

  (B) Default in Other Agreements. (1) Failure of Borrower or any Subsidiary of
      ---------------------------
Borrower to pay when due or within any applicable grace period any principal or interest on Indebtedness (other than the Loans) or any Contingent Obligations or
(2) breach or default of

Borrower, or any Subsidiary of Borrower or the occurrence of any condition or event, with respect to any Indebtedness (other than the Loans) or any Contingent Obligations, if the effect of such failure to pay, breach, default or occurrence under clause (1) or (2) is to cause or to permit the holder or holders thereof then to cause, Indebtedness and/or Contingent Obligations having an individual principal amount in excess of $250,000 or having an aggregate principal amount in excess of $500,000 to become or be declared due prior to their stated maturity; or

  (C) Breach of Certain Provisions. Failure of Borrower or any Subsidiary of
      ----------------------------
Borrower to perform or comply with any term or condition (i) contained in that portion of subsection 2.2 relating to its obligation to maintain insurance, subsection 2.3, 2.6, 2.7, 2.9, 2.10, 3.3(d), 3.5(c), 3.6, 3.8(a), 3.9, 3.12,
3.13, 3.14, 3.15, 4.3, 4.4, 4.7, 4.8(A), 4.8(B), 4.8(C) or 4.8(E); or (ii) any
other subsection in Section 3 or Section 4 which, in the case of this clause
(ii), continues for ten (10) Business Days.

  (D) Breach of Warranty. (i) Any representation, warranty, certification or
      ------------------
other material statement made by any Loan Party in any Loan Document (other than subsection 5.12 as it relates to representations and warranties made by the Seller in the Asset Purchase Agreement) or in any certificate or material statement at any time given by such Person in writing pursuant or in connection with any Loan Document is false in any material respect on the date made; or
(ii) any representation and warranty made by Borrower in subsection 5.12 hereof as it relates to a representation and warranty made by Seller in the Asset Purchase Agreement is false in any material respect when made except to the extent (A) Borrower has a reasonable and good faith basis for asserting a claim for indemnification under the Asset Purchase Agreement, (B) such claim is asserted in accordance with, and prior to the expiration of any survival period set forth in, the Asset Purchase Agreement, (C) Borrower diligently pursues in good faith such claim and (D) appropriate provisions, if any, shall have been established therefor in accordance with GAAP.

  (E) Other Defaults Under Loan Documents. Borrower or any other Loan Party
      -----------------------------------
defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents and such default is not remedied or waived within thirty (30) days after receipt by Borrower of notice from Agent or Requisite Lenders of such default (other than occurrences described in other provisions of this subsection 6.1 for which a different grace or cure period is specified or which constitute immediate Events of Default); or

  (F) Involuntary Bankruptcy; Appointment of Receiver, Etc. (1) A court enters a
      ----------------------------------------------------
decree or order for relief with respect to the Borrower or any Subsidiary of Borrower in an involuntary case under the Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for ninety (90) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against the Borrower under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or over all or a substantial part of its property, is entered; or (c) an interim receiver, trustee or other custodian is appointed without the consent of the Borrower or the affected Subsidiary of Borrower for all or a substantial part of the property of the Borrower or such Subsidiary; or

  (G) Voluntary Bankruptcy; Appointment of Receiver, Etc. (1) Borrower or any
      --------------------------------------------------
Subsidiary of Borrower commences a voluntary case under the Bankruptcy Code, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) the Borrower or any Subsidiary of Borrower makes any assignment for the benefit of creditors; or (3) the Board of Directors of the Borrower or any of its Subsidiaries adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this subsection 6.1(G); or

  (H) Judgment and Attachments. Any money judgment, writ or warrant of
      ------------------------
attachment, or similar process involving (1) an amount in any individual case in excess of $1,000,000 or (2) an amount in the aggregate at any time in excess of $2,500,000 (in either case to the extent not adequately covered by insurance as to which the insurance company has acknowledged coverage or is otherwise covered by indemnification on terms acceptable to Agent and Requisite Lenders in their reasonable discretion from an indemnitor acceptable to the Agent and the Requisite Lenders in their reasonable discretion, it being agreed that Seller is an acceptable indemnitor) is entered or filed against the Borrower or any Subsidiary of Borrower or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) Business Days prior to the date of any proposed sale thereunder; or

  (I) Dissolution. Any order, judgment or decree is entered against the Borrower
      -----------
or any Subsidiary of Borrower decreeing the dissolution or split up of Borrower or any Subsidiary of Borrower and such order remains undischarged or unstayed for a period in excess of thirty (30) days; or

  (J) Solvency. Borrower ceases to be solvent (as represented by Borrower in
      --------
subsection 5.9) or any Subsidiary of Borrower ceases to be solvent, or Borrower or any Subsidiary of Borrower admits in writing its present or prospective inability to pay its debts as they become due; or

  (K) Injunction. The Borrower or any Subsidiary is enjoined, restrained or in
      ----------
any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business for more than thirty (30) days; or

  (L) ERISA; Pension Plans. (1) Borrower or any of its Affiliates fails to make
      --------------------
full payment when due of all amounts which, under the provisions of any employee benefit plans or any applicable provisions of the IRC, any such Person is required to pay as contributions thereto and such failure results in or is likely to result in a Material Adverse Effect; or (2) an accumulated funding deficiency in excess of $250,000 occurs or exists, whether or not waived, with respect to any such employee benefit plans; or (3) any employee benefit plan loses its status as a qualified plan under the IRC which results in or could reasonably be expected to result in a Material Adverse Effect; or

  (M) Environmental Matters. Borrower or any of its Affiliates fails to: (1)
      ---------------------
obtain or maintain any operating licenses or permits required by environmental authorities; (2) begin, continue or complete any remediation activities as required by any environmental authorities; (3) store or dispose of any hazardous materials in accordance with applicable environmental laws and regulations; or (4) comply with any environmental laws; if any such failure, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or

  (N) Invalidity of Loan Documents. Any of the Loan Documents for any reason,
      ----------------------------
other than a partial or full release in accordance with the undisputed terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Loan Party denies, other than in accordance with the terms thereof, that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

  (O) Damage; Strike; Casualty. Any material damage to, or loss, theft or
      ------------------------
destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of Borrower or any Subsidiary of the Borrower if any such event or circumstance could reasonably be expected to have a Material Adverse Effect; or

  (P) Licenses and Permits. The loss, suspension or revocation of, or failure to
      --------------------
renew, any license or permit now held or hereafter acquired by Borrower or any Subsidiary of the Borrower if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect; or

  (Q) Failure of Security. Agent, for the benefit of Agent and Lenders, does not
      -------------------
have or ceases to have a valid and perfected first priority security interest in any item of the Collateral (subject to Permitted Encumbrances and other terms of the Loan Documents) or any substantial portion thereof, in each case, with a value of $50,000 or more, for any reason other than the failure of Agent, to take any action within its control; or

  (R) Change in Control. (1) Prior to a "Qualified IPO" (as defined in the
      -----------------
Stockholders' Agreement referred to in clause (4) below as in effect on the date hereof), Goldman Group ceases to beneficially own and control, directly or indirectly, free and clear of all Liens, at least forty percent (40%) of the issued and outstanding shares of Class A Common Stock, par value $.01 per share, of the Company, or (2) subsequent to such a Qualified IPO, Goldman Group ceases to beneficially own and control, free and clear of all Liens, at least twenty-five percent (25%) of the issued and outstanding shares of Class C Common Stock, par value $.01 per share, of the Company, or (3) Company ceases to beneficially own and control all of the issued and outstanding capital stock of Borrower free and clear of all Liens other than Liens in favor of Agent for the ratable benefit of Agent and Lenders, or (4) Section 5.7 of the Stockholders' Agreement dated June 24, 1998 among Company, Goldman Group, and certain other stockholders of Company shall be amended in a manner adverse to the Goldman Group; or

  (S) Commitment Based Required Equity Deficiency. A Commitment Based Required
      -------------------------------------------
Equity Deficiency exists and, provided any amounts required to be contributed to the capital of Borrower pursuant to the Capital Call Agreement and subsection
2.9 hereof have been contributed when required, shall fail to be cured (i.e., such amount reduced to an amount not less than zero) within the applicable time period set forth below (i.e., the cure period shall not apply if capital has not been contributed when required):



       Amount of Commitment Based
       Required Equity Deficiency                      Cure Period
       --------------------------                      ------------
       $1 to $2,500,000                                  180 days

       $2,500,001 to $5,000,000                           90 days

       $5,000,001 to $7,500,000                           30 days

       Greater than $7,500,000                             5 Business Days




  (T)  Capital Call. All amounts required to be contributed as capital to
       ------------
Borrower pursuant to the capital call required to be made pursuant to subsection
2.9 hereof are not contributed within twenty (20) Business Days after the date on which such capital call is required to be made.

  6.2  Suspension of Commitments. Upon the occurrence of any Default or Event of
       -------------------------
Default, Agent and each Lender without notice or demand, may in its sole discretion immediately cease making additional Revolving Loans and cause its obligation to lend its Pro Rata Share of the Revolving Loan Commitment to be suspended; provided that, in the case of a Default, if the subject condition or
           --------
event is waived, cured or removed by Requisite Lenders within any applicable grace or cure period, any suspended portion of the Revolving Loan Commitment shall be reinstated. Each Lender may alternatively suspend only a portion of its obligation to lend its Pro Rata Share of the Revolving Loan Commitment.

  6.3  Acceleration. Upon the occurrence of any Event of Default described in
       ------------
the foregoing subsections 6.1(F) or 6.1(G), the unpaid principal amount of and accrued interest and fees on the Term Loan and the Revolving Loans and all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the obligations of Agent and Lenders to make Revolving Loans shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Agent may, and upon written demand by Requisite Lenders shall, by written notice to Borrower declare all or any portion of the Loans and all or some of the other Obligations to be, and the same shall forthwith become, immediately due and payable together with accrued interest thereon, and the obligations of Agent and Lenders to make Revolving Loans shall thereupon terminate.

  6.4  Performance by Agent. If Borrower shall fail to perform any covenant,
       --------------------
duty or agreement contained in any of the Loan Documents during the occurrence of an Event of Default, Agent may perform or attempt to perform such covenant, duty or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Agent, promptly pay any amount reasonably expended by Agent in such performance or attempted performance to Agent, together with interest thereon at the highest rate of interest in effect upon the occurrence of an Event of

Default as specified in subsection 1.2(D) from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that Agent shall not have any liability or responsibility for the performance of any obligation of Borrower under this Agreement or any other Loan Document.



                                   SECTION 7

                           CONDITIONS TO INITIAL LOANS

  The obligations of Lenders to make Loans are subject to satisfaction of all of the applicable conditions set forth below.

  7.1  Conditions to Initial Loans.  The obligations of Lenders to make the
       ---------------------------
initial Revolving Loans or the Term Loan on the Closing Date are, in addition to the conditions precedent specified in subsection 7.2, subject to the delivery of all documents and satisfaction of all conditions listed on Schedule 7.1, all in form and substance satisfactory to Agent and Lenders.

  7.2  Conditions to All Loans. The obligations of Lenders to make Revolving
       -----------------------
Loans on any date ("Funding Date") are subject to the further conditions precedent set forth below (provided that (i) in the case of clause (D) below only the Lender enjoined or restrained shall be relieved of its obligation to make its Pro Rata Share of the related Revolving Loans and (ii) the condition in clause (F) below shall only apply with respect to requested fundings after three
(3) Business Days after the Closing Date).

  (A) Agent shall have received, in accordance with the provisions of subsection 1.1, a notice requesting an advance of a Revolving Loan.

  (B) The representations and warranties contained in Section 5 of this Agreement and elsewhere herein and in the Loan Documents shall be (and each request by Borrower for a Loan shall constitute a representation and warranty by Borrower that such representations and warranties are) true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date and taking into account any amendments, waivers and consents to the Schedules or Exhibits as a result of any disclosures made in writing by Borrower to Agent after the Closing Date and approved by Agent in writing.

  (C) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated that would constitute an Event of Default or a Default.

  (D) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain a Lender required from making a Loan.

  (E) No Commitment Based Required Equity Deficiency exists.

  (F) After giving effect to the requested borrowing, the aggregate outstanding principal balance of the Revolving Loans and Term Loan does not exceed (i) the outstanding balance of the Media Portfolio as shown on Schedule 2 to the most recent Borrowing Base Certificate, plus (ii) Borrower's cash and Cash
                                   ----
Equivalents, minus (iii) Required Equity as shown on Schedule 2 to the most
             -----
recent Borrowing Base Certificate, plus (iv) $20,000,000.
                                   ----

                                    SECTION 8

                          ASSIGNMENT AND PARTICIPATION

  8.1  Assignments and Participations in Loans and Notes. Each Lender may from
       -------------------------------------------------
time to time assign, subject to the terms of an Assignment and Acceptance Agreement, its rights and delegate its obligations under this Agreement to another Person, provided that (a) such Lender (excluding Heller) shall first
                -------
obtain the written consent of Agent, which consent shall not be unreasonably withheld, provided such consent shall not be required if such assignment and delegation is to an Affiliate of such assigning Lender; (b) such Lender obtains the written consent of the Borrower if the assignee is a direct, repetitive competitor of the Borrower in the Target Market; (c) the Pro Rata Share of the Revolving Loan Commitment and Term Loan being assigned shall in no event be less than the lesser of (i) $5,000,000 and (ii) the entire amount of the Pro Rata Share of the Revolving Loan Commitment and the Term Loan of the assigning Lender; (d) upon the consummation of each such assignment the assigning Lender shall pay Agent an administrative fee of $3,500 and (e) no Lender other than Heller may assign its rights or delegate its duties under this Agreement or undertake to do so until the Primary Syndication has occurred, except pursuant to Section 1.9 or with the prior written consent of Heller. Heller at all times shall maintain a Pro Rata Share of the Revolving Loan Commitment and Term Loan of at least $100,000,000 provided that if no Lender other than Heller has a Pro Rata Share of the Revolving Loan Commitment and Term Loan equal to or greater than $100,000,000, Heller may reduce its Pro Rata Share of the Revolving Loan Commitment and Term Loan through assignments to not less than the Pro Rata Share of the Lender holding the next highest Pro Rata Share, but in no event may Heller hold a Pro Rata Share of less than $75,000,000. The administrative fee referred to in clause (d) of the preceding sentence shall not apply to an assignment from a Lender to an affiliate of such Lender. In the case of an assignment authorized under this subsection 8.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were an initial Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Pro Rata Share of the Revolving Loan Commitment and Term Loan or assigned portion thereof. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender".

  Each Lender (including Heller) may sell participations in all or any part of its Pro Rata Share of the Revolving Loan Commitment and the Term Loan to another Person, provided that (a) such Lender obtains the prior written consent of
        --------
Borrower if the participant is a direct, repetitive competitor of Borrower in the Target Market; and (b) no Lender other than Heller may sell a participation or undertake to do so until the Primary Syndication has occurred except with the prior written consent of Heller. Notwithstanding the sale of any participation all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation and the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly effecting (i) any reduction in the principal amount, interest rate or fees payable with respect to any Loan in which such holder participates; (ii) any increase of such Lender's Pro Rata Share of the Revolving Loan Commitment or the Term Loan; (iii) any extension of the Expiry Date, or any extension of any date fixed for any payment of interest or fees payable with respect to any Loan in which such holder participates; (iv) any change of the percentage of Lenders which shall be required for Lenders or any of them to take any action hereunder; (v) any release of Collateral (except if the sale, disposition or release of such Collateral is permitted under subsection 3.7 or 8.2 or any other Loan Document);
(vi) any amendment or waiver of this subsection 8.1 or the definitions of the terms used in this subsection 8.1 insofar as the definitions affect the substance of this subsection 8.1; (vii) any consent to the assignment, delegation or other transfer by Borrower or Company of any of its rights and obligations under any Loan Document; (viii) any change in the form in which interest is required to be paid; and (ix) any change in the methodology for computing the Borrowing Base.

  Except as otherwise provided in this subsection 8.1 no Lender shall, as between Borrower and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of a participation in, all or any part of the Revolving Loans, the Term Loan, the Notes or other Obligations owed to such Lender. Each Lender may furnish any information concerning Borrower and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to the provisions of subsection 9.13.

  Borrower agrees that it will use commercially reasonable efforts to assist and cooperate with Agent and any Lender in any manner reasonably requested by Agent or such Lender to effect the sale of a participation or an assignment described above, including without limitation assistance in the preparation of appropriate disclosure documents or placement memoranda.

  Agent shall provide Borrower with written notice of the name and address of any new Lender or participant after the date hereof.

  Notwithstanding anything contained in this Agreement to the contrary, so long as the Requisite Lenders shall remain capable of making LIBOR Loans, no Person shall become a "Lender" hereunder unless such Person shall also be capable of making LIBOR Loans.

  8.2  Agent.
       -----

  (A) Appointment. Each Lender hereby designates and appoints Heller as its
      -----------
Agent under this Agreement and the other Loan Documents, and each Lender hereby irrevocably authorizes Agent to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Loan Documents on behalf of Lenders subject to the requirement that certain of Lenders' consent be obtained in certain instances as provided in subsections 8.2, 8.3 and 9.2. Agent agrees to act as such on the express conditions contained in this subsection 8.2. The provisions of this subsection 8.2 are solely for the benefit of Agent and Lenders and neither Borrower nor any other Loan Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower or any other Loan Party. Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

  (B) Nature of Duties. The duties of Agent shall be administrative in nature.
      ----------------
Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the other Loan Documents, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of Borrower in connection with the extension of credit hereunder and shall make its own appraisal of the creditworthiness of Borrower, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than as expressly required herein). If Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Agent shall send notice thereof to each Lender. Agent shall promptly notify each Lender any time that the Requisite Lenders have instructed Agent to act or refrain from acting pursuant hereto.

  (C) Rights, Exculpation, Etc. Neither Agent nor any of its officers,
      ------------------------
directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, except that Agent shall be liable with respect to its own gross negligence or willful misconduct. Agent shall not be liable for any apportionment or distribution of payments made by it in the absence of gross negligence or willful misconduct and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, in the absence of gross negligence or willful misconduct, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account, but Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectability, or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of any Loan Party. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the other Loan Documents or the financial condition of any Loan Party, or the existence or possible existence of any Default or Event of Default. Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents Agent is permitted or required to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Requisite Lenders or all of the Lenders, as applicable. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement, the Notes, or any of the other Loan Documents in accordance with the instructions of Requisite Lenders.

  (D) Reliance. Agent shall be entitled to rely, and shall be fully protected in
      --------
relying, upon any written or oral notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it. Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by Agent in good faith.

  (E) Indemnification. Lenders will reimburse and indemnify Agent for and
      ---------------
against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys' fees and expenses), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by Agent under this Agreement or any of the Loan Documents, in proportion to each Lender's Pro Rata Share, but only to the extent that any of the foregoing is not reimbursed by Borrower; provided,
                                                                    --------
however, that no Lender shall be liable for any portion of such liabilities,
-------
obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from Agent's gross negligence or willful misconduct or from any action taken or omitted to be taken in Heller's capacity as an equity holder of a Loan Party. If any indemnity furnished to Agent for any purpose, shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against, including, without limitation, taking any action under any Security Document, until such additional indemnity is furnished. The obligations of Lenders under this subsection 8.2(E) shall survive the payment in full of the Obligations and the termination of this Agreement.

  (F) Heller Individually. With respect to its obligations under the Revolving
      -------------------
Loan Commitment, the Revolving Loans made by it, the Term Loan, and the Notes issued to it, Heller shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Heller in its individual capacity as a Lender or one of the Requisite Lenders. Heller may lend money to, acquire equity or other ownership interests in, and generally engage in any kind of banking, trust or other business with any Loan Party as if it were not acting as Agent pursuant hereto.

  (G) Successor Agent.
      ---------------

      (1) Resignation. Agent may resign from the performance of all its agency
          -----------
functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to Borrower and the Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (2) below or as otherwise provided below.

      (2) Appointment of Successor. Upon any such notice of resignation
          ------------------------
pursuant to clause (1) above, Requisite Lenders shall, upon receipt of Borrower's prior consent which shall not be unreasonably withheld, appoint a successor Agent, provided that if a Default or Event of Default has occurred and is continuing, Borrower's consent shall not be required. If a successor Agent shall not have been so appointed within the thirty (30) Business Day period, referred to in clause (1) above, the retiring Agent, upon notice to Borrower, shall then appoint a successor Agent who shall serve as Agent until such time, if any, as Requisite Lenders, upon receipt of Borrower's prior written consent which shall not be unreasonably withheld and which consent shall not be required if such successor Agent is a Lender at such time, appoint a successor Agent as provided above.

      (3) Successor Agent. Upon the acceptance of any appointment as Agent
          ---------------
under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation as Agent under the Loan Documents, the provisions of this subsection 8.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

  (H) Collateral Matters.
      ------------------

      (1) Release of Collateral. Lenders hereby irrevocably authorize
          ---------------------
Agent, at its option and in its discretion with respect to the following clauses
(i), (ii) and (iii), to release any Lien granted to or held by Agent upon any property covered by the Security Documents (i) upon termination of the Revolving Loan Commitment and payment and satisfaction of all Obligations (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted); (ii) constituting property being sold or disposed if Borrower certifies to Agent that the sale or disposition is made in compliance with subsection 3.7 or 3.8 of this Agreement (and Agent may rely in good faith conclusively on any such certificate, without further inquiry); (iii) constituting property leased to Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by Borrower to be, renewed or extended; or (iv) which constitutes Related Security if Borrower certifies either (a) that the related Finance Acquired Asset or Originated Asset has been paid in full and no commitment on the part of the Borrower to extend funds exists thereunder, or (b) (i) such release is required due to the Borrower's ongoing relationship with the related Media Borrower and is in the ordinary course of the Borrower's business for reasonably equivalent value (and the Agent may rely in good faith conclusively on any such certificates without further inquiry) and (ii) no Default or Event of Default has occurred and is continuing or would arise as a result thereof..

      (2) Confirmation of Authority; Execution of Releases. Without in any
          ------------------------------------------------

manner limiting Agent's authority to act without any specific or further authorization or consent by Lenders (as set forth in subsection 8.2(H)(1)), each Lender agrees to confirm in writing, upon request by

Agent or Borrower, the authority to release any property covered by the Security Documents conferred upon Agent under clauses (i) through (iv) of subsection 8.2(H)(1). Upon receipt by Agent of confirmation from the requisite percentage of Lenders required by subsection 8.2(H)(1), if any, of its authority to release or compromise any particular item or types of property covered by the Security Documents, and upon at least ten (10) Business Days prior written request by Borrower, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release or compromise of the Liens granted to Agent, for the ratable benefit of Agent and Lenders, upon such Collateral, provided that (i)
                      --------
Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release or compromise of such Liens without recourse or warranty, and (ii) such release or compromise shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Loan Party, in respect of), all interests retained by any Loan Party, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the property covered by the Security Documents.

      (3) Absence of Duty. Agent shall have no obligation whatsoever to any
          ---------------
Lender or any other Person to assure that the property covered by the Security Documents exists or is owned by Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this subsection 8.2(H) or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by the Security Documents or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in property covered by the Security Documents as one of the Lenders and that Agent shall have no duty or liability whatsoever to any of the other Lenders, provided
                                                                        --------
that Agent shall exercise the same care which it would in dealing with loans for its own account.

      (4) The proceeds of any sale of, or other realization upon, all or any part of the Collateral on account of an Event of Default which are distributable to a Lender which is in default of its obligations under subsection 8.2(E) hereof shall be reduced by an amount equal to all amounts owed by such Lender to Agent.

  (I) Agency for Perfection. Agent and each Lender hereby appoint each
      ---------------------
other Lender as agent for the purpose of perfecting Agent's security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code
                                 ---------
in any applicable jurisdiction, can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor, shall deliver such Collateral to Agent or in accordance with Agent's instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any collateral security for the Loans unless instructed to do so by Agent, it being understood and agreed that such rights and remedies may be exercised only by Agent.

  (J) Dissemination of Information. Agent will use its best efforts to
      ----------------------------
provide Lenders with any information received by Agent from Borrower or any other Loan Party which is required to be provided to a Lender hereunder, provided that Agent shall not be liable to Lenders for any failure to do so,
--------
except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct.

  8.3  Amendments, Consents and Waivers for Certain Actions.
       ----------------------------------------------------
  (A) Except as otherwise provided in this subsection 8.3, in subsection
9.2 or in any Assignment and Acceptance Agreement and except as to matters set forth in other subsections hereof or in any other Loan Document as requiring only Agent's consent, the consent of Requisite Lenders and Borrower will be required to amend, modify, terminate, or waive any provision of this Agreement or any of the other Loan Documents.

  (B) In the event Agent requests the consent of a Lender and does not receive a written consent or denial thereof within ten (10) Business Days after such Lender's receipt of such request, then such Lender will be deemed to have denied the giving of such consent.

  (C) If, in connection with any proposed amendment, modification, termination or waiver of any of the provisions of this Agreement as contemplated by clauses (a) through (i) of the first proviso of subsection 9.2, the consent of Requisite Lenders is obtained but the consent of one or more other Lenders or participants whose consent is required is not obtained, then Borrower shall have the right, so long as all non-consenting Lenders and participants are treated as described in clauses (A) or (B) below, to either (A) replace each such non-consenting Lender or participant with one or more Replacement Lenders pursuant to subsection 1.9(A) so long as each such Replacement Lender consents to the proposed amendment, modification, termination or waiver or (B) terminate such non-consenting Lender's Pro Rata Share of the Revolving Loan Commitment and prepay in full its Obligations to such non-consenting Lender, in accordance with subsection 1.9(B).

  8.4  Set Off and Sharing of Payments. In addition to any rights now or
       -------------------------------
hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender is hereby authorized by Borrower at any time or from time to time, with reasonably prompt subsequent notice to Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (A) balances held by such Lender at any of its offices for the account of Borrower or any of its Subsidiaries (regardless of whether such balances are then due to Borrower or its Subsidiaries), and (B) other property at any time held or owing by such Lender to or for the credit or for the account of Borrower or any of its Subsidiaries, against and on account of any of the Obligations; except that no Lender shall exercise any such right without the prior written consent of Agent. Any Lender exercising a right to set off shall, to the extent the amount of any such set off exceeds its Pro Rata Share of the amount set off, purchase for cash (and the other Lenders shall sell) interests in each such other Lender's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share such excess with each other Lender in accordance with their respective Pro Rata Shares. Borrower agrees, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and upon doing so shall deliver such excess to the Agent for the benefit of all Lenders in accordance with their Pro Rata Shares.

  8.5  Disbursement of Funds. Agent may, on behalf of Lenders, disburse funds to
       ---------------------
Borrower for Revolving Loans requested. Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Loan before Agent disburses same to Borrower. If Agent elects to require that each Lender make funds available to Agent, prior to a disbursement by Agent to Borrower, without limitation of the notification requirements set forth in subsection 1.2(F), Agent shall advise each Lender by telephone (with prompt confirmation by telecopy) or telecopy of the amount of such Lender's Pro Rata Share of the Loan requested by Borrower no later than 1:00 p.m. Chicago time on the Funding Date applicable thereto, and each such Lender shall pay Agent such Lender's Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Agent's account on such Funding Date. If any Lender fails to pay the amount of its Pro Rata Share within one (1) Business Day after Agent's demand, Agent shall promptly notify Borrower, and Borrower shall repay such amount to Agent within five Business Days thereof. Any repayment required pursuant to this subsection
8.5 shall be without premium or penalty. Nothing in this subsection 8.5 or elsewhere in this Agreement or the other Loan Documents, including without limitation the provisions of subsection 8.6, shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

  8.6 Disbursements of Advances; Payment.
      ----------------------------------

  (A) Revolving Loan Advances, Payments and Settlements; Interest and Fee
      -------------------------------------------------------------------
Payments.
--------

      (1) The Revolving Loan balance may fluctuate from day to day through Agent's disbursement of funds to, and receipt of funds from, Borrower. In order to minimize the frequency of transfers of funds between Agent and each Lender notwithstanding terms to the contrary set forth in Section 1 or subsection 8.5, Revolving Loan advances and payments will be settled among Agent and Lenders according to the procedures described in this subsection 8.6. Notwithstanding these procedures, each Lender's obligation to fund its portion of any advances made by Agent to Borrower will commence on the date such advances are made by Agent. Such payments will be made by such Lender without set-off, counterclaim or reduction of any kind.

      (2) On the second (2nd) Business Day of each week, or more frequently (including daily), if Agent so elects (each such day being a "Settlement Date"), Agent will advise each Lender by telephone (with prompt telecopy confirmation) or telecopy of the amount of each such Lender's Pro Rata Share of the Revolving Loan balance as of the close of business of the (2nd) second Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust the amount of such Lender's required Pro Rata Share of the Revolving Loan balance to such Lender's actual Pro Rata Share of the Revolving Loan balance as of any Settlement Date, the party from which such payment is due will pay the other, in same day funds, by wire transfer to the other's account not later than 3:00 p.m. Chicago time on the Business Day following the Settlement Date.

     (3) For purposes of this subsection 8.6(A)(3), the following terms and conditions will have the meanings indicated:

           (a) "Daily Loan Balance" means an amount calculated as of the end of each calendar day by subtracting (i) the cumulative principal amount paid by Agent to a Lender on a Loan from the Closing Date through and including such calendar day, from (ii) the cumulative principal amount on a Loan advanced by such Lender to Agent on that Loan from the Closing Date through and including such calendar day.

           (b) "Daily Interest Rate" means an amount calculated by dividing the interest rate payable to a Lender on a Loan (as set forth in subsection 1.2) as of each calendar day by three hundred sixty (360).

           (c) "Daily Interest Amount" means an amount calculated by multiplying the Daily Loan Balance of a Loan by the associated Daily Interest Rate on that Loan.

           (d) "Interest Ratio" means a number calculated by dividing the total amount of the interest on a Loan received by Agent with respect to the immediately preceding month by the total amount of interest on that Loan due from Borrower during the immediately preceding month.

  On the first (1st) Business Day of each month ("Interest Settlement Date"), Agent will advise each Lender by telephone (with prompt telecopy confirmation), telex, or telecopy of the amount of such Lender's Pro Rata Share of interest and fees on each of the Loans as of the end of the last day of the immediately preceding month. Provided that such Lender has made all payments required to be made by it under this Agreement, Agent will pay to such Lender, by wire transfer to such Lender's account (as specified by such Lender on the signature page of this Agreement or the applicable Assignment and Acceptance Agreement, as amended by such Lender from time to time after the date hereof pursuant to the notice provisions contained herein or in the applicable Assignment and Acceptance Agreement) not later than 3:00 p.m. Chicago time on the next Business Day following the Interest Settlement Date, such Lender's Pro Rata Share of interest and fees on each of the Loans. Such Lender's Pro Rata Share of interest on each Loan will be calculated for that Loan by adding together the Daily Interest Amounts for each calendar day of the prior month for that Loan and multiplying the total thereof by the Interest Ratio for that Loan. Such Lender's Pro Rata Share of the commitment fee described in subsection 1.2(B) shall be paid and calculated in a manner consistent with the payment and calculation of interest as described in this subsection 8.6(A).

  As between Agent and Lenders, payments of principal of the Term Loan will be settled on the date of receipt, if received by Agent on the first Business Day of a month, and on the Business

Day immediately following the date of receipt, if received by Agent on any day other than the first Business Day of a month.

   (B) Availability of Lender's Pro Rata Share.
       ---------------------------------------

      (1) Unless Agent shall have received notice from a Lender prior to a Funding Date that such Lender will not make available its Pro Rata Share of a Loan requested by Borrower, Agent may assume that such Lender has made such amount available to Agent on the Business Day following the next Settlement Date. If a Lender has not in fact made its Pro Rata Share available to the Agent on such date, then such Lender and Borrower severally agree to pay to Agent forthwith on demand such amount without set-off, counterclaim or deduction of any kind, together with interest thereon, for each day from and including the date such amount is made available to Agent by such Lender to but excluding the date of payment to Agent, at (a) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation or (b) in the case of Borrower, the interest rate applicable under this Agreement with respect to such Loan. Until any such amount is paid to Agent, Agent shall not be obligated to submit to such Lender any payment made by Borrower to Agent with respect to any Loan or any fees or other payments with respect thereto.

    (2) Nothing contained in this subsection 8.6(B) will be deemed to relieve a Lender of its obligation to fulfill its commitments or to prejudice any rights Agent or Borrower may have against such Lender as a result of any default by such Lender under this Agreement.

  (C) Return of Payments.
      ------------------

      (1) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind together with interest thereon, for each day from and including the date such amount is made available by Agent to such Lender to but excluding the date of repayment to Agent, at the greater of the Federal Funds Effective Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation.

      (2) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any requirement of law, court order or otherwise, then, notwithstanding any other term or condition of this Agreement, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

                                    SECTION 9

                                  MISCELLANEOUS

  9.1  Indemnities. Borrower agrees, whether or not any of the transactions
       -----------
contemplated by this Agreement or the other Loan Documents are consummated, to indemnify, pay (on an after tax basis), and hold Agent, each Lender and their respective officers, directors, employees, agents, attorneys, advisors and affiliates (the "Indemnitees") harmless from and against any and all liabilities, expenses (including reasonable attorneys' fees), obligations, losses, damages, penalties, actions, judgments, suits and claims of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any of the Indemnitees as a result of (a) any investigation, claim or proceeding related to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, (b) any actual or proposed use of the Loan proceeds, (c) such Indemnitee's being a party to this Agreement or the transactions consummated pursuant to this Agreement or (d) the provisions of section 9(c) of the Pledge Agreement of even date herewith between Company and Agent; provided that Borrower shall have no obligation to an Indemnitee
       --------
hereunder with respect to liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a final and non-appealable order of a court of competent jurisdiction. This subsection and other indemnification provisions contained within the Loan Documents shall survive the termination of this Agreement.

  9.2  Amendments and Waivers. Except as otherwise provided herein, no
       -----------------------
amendment, modification, termination or waiver of any provision of this Agreement, the Notes or any of the other Loan Documents, or consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Requisite Lenders (or Agent, if expressly set forth herein, in any Note or in any other Loan Document) and the applicable Loan Party; provided, that except to the extent permitted by the
                       --------
applicable Assignment and Acceptance Agreement, no amendment, modification, termination or waiver shall, unless in writing and signed by all Lenders, do any of the following: (a) increase any Lender's Pro Rata Share of the Revolving Loan Commitment; (b) reduce the principal of, rate of interest on or fees payable with respect to any Loan; (c) extend the Expiry Date, or extend any date fixed for any payment of interest or fees; (d) change the percentage of Lenders which shall be required for Lenders or any of them to take any action hereunder; (e) release Collateral (except if the sale, disposition or release of such Collateral is permitted under subsection 3.7 or 8.2 or any other Loan Document);
(f) amend or waive this subsection 9.2 or the definitions of the terms used in this subsection 9.2 insofar as the definitions affect the substance of this subsection 9.2; (g) consent to the assignment, delegation or other transfer by any Loan Party of any of its rights and obligations under any Loan Document; (h) change the form in which interest is required to be paid; and (i) change in the methodology for computing the Borrowing Base; and provided, further, that no
                                                  --------  -------
amendment, modification, termination or waiver affecting the rights or duties of Agent under any Loan Document shall in any event be effective, unless in writing and signed by Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that

Note. No notice to or demand on Borrower or any other Loan Party in any case shall entitle Borrower or any other Loan Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 9.2 shall be binding upon each holder of the Notes at the time outstanding, each future holder of the Notes, and, if signed by a Loan Party, on such Loan Party.

  9.3  Notices. Any notice or other communication required shall be in writing
       -------
addressed to the respective party as set forth below and may be personally served, telecopied, sent by overnight courier service or U.S. mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. Chicago time; (c) if delivered by overnight courier, two
(2) days after delivery to the courier properly addressed; or (d) if delivered by U.S. mail, four (4) Business Days after deposit with postage prepaid and properly addressed.


            Notices shall be addressed as follows:

            If to Borrower:          MCG FINANCE CORPORATION
                                     1100 Wilson Blvd., Suite 800
                                     Arlington, VA  22209
                                     ATTN:  Bryan J. Mitchell
                                            Steven F. Tunney
                                     Telecopy:  (703) 247-7505

            With a copy to:          MCG CREDIT CORPORATION
                                     1100 Wilson Blvd., Suite 800
                                     Arlington, VA  22209
                                     ATTN:  Bryan J. Mitchell
                                     Steven F. Tunney
                                     Telecopy:  (703) 247-7505

                                         and

                                     BRYAN CAVE, L.L.P
                                     700 13TH Street, N.W., Suite 700
                                     Washington, D.C.  20005
                                     ATTN:  Samuel G. Rubenstein, Esq.
                                     Telecopy:  (202) 508-6200

            If to Agent or Heller:   HELLER FINANCIAL, INC.
                                     500 West Monroe Street
                                     Chicago, Illinois  60661
                                     ATTN:  Account Manager
                                     Corporate Finance Group
                                     Telecopy:  (312) 441-7367

            With a copy to:          HELLER FINANCIAL, INC.
                                     500 West Monroe Street
                                     Chicago, Illinois 60661
                                     ATTN:  Legal Department
                                     Corporate Finance Group
                                     Telecopy:  (312) 441-7367

                              If to a Lender: To the address set forth on the signature page hereto or in the applicable Assignment and Acceptance Agreement or in any case, to such other address as the party addressed shall have previously designated by written notice to all parties given in accordance with this subsection 9.3.

  9.4  Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or
       -----------------------------------------------------
delay on the part of Agent or any Lender to exercise, nor any partial exercise of, any power, right or privilege hereunder or under any other Loan Documents shall impair such power, right, or privilege or be construed to be a waiver of any Default or Event of Default. All rights and remedies existing hereunder or under any other Loan Document are cumulative to and not exclusive of any rights or remedies otherwise available.

  9.5  Marshalling; Payments Set Aside. Neither Agent nor any Lender shall be
       -------------------------------
under any obligation to marshall any assets in payment of any or all of the Obligations. To the extent that Borrower makes payment(s) or Agent enforces its Liens or Agent or any Lender exercises its right of set-off, and such payment(s) or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

  9.6  Severability. The invalidity, illegality, or unenforceability in any
       ------------
jurisdiction of any provision under the Loan Documents shall not affect or impair the remaining provisions in the Loan Documents.

  9.7  Lenders' Obligations Several; Independent Nature of Lenders' Rights. The
       -------------------------------------------------------------------
obligation of each Lender hereunder is several and not joint and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. In the event that any Lender at any time should fail to make a Loan as herein provided, the Lenders, or any of them, at their sole option, may make the Loan that was to have been made by the Lender so failing to make such Loan. Nothing contained in any Loan Document and no action taken by Agent or any Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt.

  9.8  Headings. Section and subsection headings are included herein for
       --------
convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

  9.9  Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE
       --------------
CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

  9.10 Successors and Assigns. This Agreement shall be binding upon and inure to
       ----------------------
the benefit of the parties hereto and their respective successors and assigns except that Borrower may not assign its rights or obligations hereunder without the written consent of all Lenders.

  9.11 No Fiduciary Relationship; Limitation on Liability. No provision in the
       --------------------------------------------------
Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty owing to Borrower by Agent or any Lender. Agent and Lenders shall have no liability to Borrower except arising as a direct result of their gross negligence or willful misconduct. Neither Agent nor any Lender shall be liable to Borrower or to any other Person on any theory of liability for any special, indirect, consequential or punitive damages.

  9.12 Construction. Agent, each Lender and Borrower acknowledge that each of
       ------------
them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by Agent, each Lender and Borrower.

  9.13 Confidentiality. (a) Subject to clause (c) hereof, Agent and each Lender
       ---------------
agree to exercise their best efforts to keep any non-public information delivered pursuant to the Loan Documents confidential from Persons other than those employed by or engaged by Agent or such Lender and those employed by or engaged by Agent's or such Lender's assignees or participants, or potential assignees or participants. This subsection shall not apply to disclosures required to be made by Agent or any Lender to any regulatory or governmental agency or pursuant to legal process.

       (b) Agent, each Lender and each Lender's potential assignees or participants agree to use non-public information delivered to it pursuant to the Loan Documents solely for purposes of the Related Transactions.

       (c) Subject to Borrower's prior consent, which shall not be unreasonably withheld, delayed or conditioned, Agent, at its own expense, may issue press releases or advertise its role in the transaction of which this Agreement forms a part.

  9.14 CONSENT TO JURISDICTION. BORROWER HEREBY CONSENTS TO THE
       -----------------------
JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE

LITIGATED IN SUCH COURTS. BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN
(10) DAYS AFTER THE SAME HAS BEEN POSTED.

  9.15 WAIVER OF JURY TRIAL. BORROWER, AGENT AND EACH LENDER HEREBY WAIVE THEIR
       --------------------
RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. BORROWER, AGENT AND EACH LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER, AGENT AND EACH LENDER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

  9.16 Survival of Warranties and Certain Agreements. All agreements,
       ---------------------------------------------
representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Revolving Loans and the Term Loan, and the execution and delivery of the Notes. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in subsections 1.3(C), 1.7, 1.8, and 9.1 shall survive the payment of the Loans.

  9.17 Entire Agreement. This Agreement, the Notes and the other Loan Documents
       ----------------
referred to herein embody the entire agreement among the parties hereto and supersede all prior commitments, agreements, representations, and understandings, whether oral or written, relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.

  9.18 Counterparts; Effectiveness. This Agreement and any amendments, waivers,
       ---------------------------
consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one in the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

                                   SECTION 10

                                   DEFINITIONS

  10.1 Certain Defined Terms. The terms defined below are used in this Agreement
       ---------------------
as so defined. Terms defined in the preamble and recitals to this Agreement are used in this Agreement as so defined.

       "Affiliate" means any Person: (a) directly or indirectly controlling, controlled by, or under common control with, Borrower; (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in Borrower; or (c) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by Borrower. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise. None of any Lender, Agent, any member of the Goldman Group or any Affiliate of any member of the Goldman Group (other than Company and its Subsidiaries) shall be deemed to be an Affiliate of Borrower.

       "Agent" means Heller in its capacity as agent for the Lenders under this Agreement and each of the other Loan Documents and any successor in such capacity appointed pursuant to subsection 8.2.

       "Agreement" means this Credit Agreement (including all schedules and exhibits hereto), as the same may from time to time be amended, supplemented or otherwise modified.

       "Asset Disposition" means the disposition whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise of any or all of the assets of Borrower.

       "Assignment and Acceptance Agreement" means an agreement among Agent, a Lender and such Lender's assignee regarding their respective rights and obligations with respect to assignments of the Loans, the Revolving Loan Commitment and other interests under this Agreement and the other Loan Documents.

       "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect and all rules and regulations promulgated thereunder.

       "Borrower" shall have the meaning ascribed to that term in the preamble of this Agreement.

       "Broadcast Radio" means companies engaged in broadcast radio.

       "Broadcast Television" means companies engaged in broadcast television.

       "Business Day" means (a) for all purposes other than as covered by clause
  (b) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the Commonwealth of Pennsylvania or the State of Illinois, or is a day on which banking institutions located in any such states are closed, and (b) with respect to all notices, determinations, fundings and payments in connection with Revolving Loans bearing interest at the LIBOR, any day that is a Business Day described in clause (a) above and that is also a day for trading by and between banks in Dollar deposits in the applicable interbank LIBOR market.

       "Business Information Services" means that segment of the media communication industry in which companies engage in the provision of information to businesses generally through computer diskettes, compact disks, online or internet transmissions.

       "Capitalization/Acquisition Documents" means, collectively: (a) any or all of the stock certificates, notes, debentures or other instruments representing securities bought, sold or issued, or loans made, to facilitate the consummation of the Related Transactions; (b) the indentures or other documents pursuant to which such stock, notes, debentures or other instruments are issued or to be issued; (c) each document governing the issuance of, or setting forth the terms of, such stock, notes, debentures or other instruments; (d) any stockholders, registration or intercreditor agreement among or between the holders of such stock, notes, debentures or other instruments; (e) the Asset Purchase Agreement; (f) the Capital Call Agreement; and (g) all other instruments, documents and agreements executed in connection with the Acquisition; but excluding all Loan Documents.

       "Capital Call Agreement" means that certain Capital Call Agreement dated as of June 24, 1998 among Borrower, Company, Agent and the "Investors" identified therein.

       "Closing Date" means June ___, 1998.

       "Collateral" means, collectively: (a) all capital stock and other property pledged pursuant to the Security Documents; (b) all "Collateral" as defined in the Security Documents; (c) all real property mortgaged pursuant to the Security Documents; and (d) any property or interest provided in addition to or in substitution for any of the foregoing.

       "Community Newspapers" means companies engaged in (i) the publication of paid daily or weekly newspapers with a circulation of not less than

  1,000 nor more that 40,000 and/or (ii) free distribution of newspapers and/or shoppers with a circulation of up to 300,000.

       "Credit Policy" means the MCG Finance Corporation Credit Policy adopted as of June 24, 1998, as revised from time to time in accordance with subsection 3.15.

       "Custodial Agreement" means that certain Custodial Agreement dated as of June 24, 1998, among Borrower, Company, Agent and Custodian.

       "Custodian" means Riggs Bank, N.A. acting as Custodian under the Custodial Agreement and any successor thereto.

       "Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

       "Documentation Manual" means the MCG Finance Corporation Transaction Documentation and Negotiation Manual: Policies, Procedures & Guidelines originally dated as of June 24, 1998 as revised from time to time in accordance with subsection 2.11 hereof.

       "Eligible Assets" means Eligible Loans and Eligible Investments.

       "Eligible Investments" means (a) investments in Media Borrowers other than Eligible Loans and/or (b) investments in entities that generally engage in making loans to or investments in Media Borrowers.


       "Eligible Loan" means a loan to a Media Borrower which meets the following criteria:

           (a) the cumulative credit exposure of the Borrower to the Media Borrower does not exceed $15,000,000 in principal, unless prior written approval has been obtained from the Requisite Lenders;

           (b) is documented in material compliance with the Documentation Manual, or with such changes thereto as the Borrower reasonably believes is in the best interest of the Borrower (taking account of the credit worthiness of the related Media Borrower and the desirability of establishing and maintaining a relationship with such Media Borrower) and generally consistent with commercially reasonable lending practices with respect to borrowers in the Target Market;

           (c) has been underwritten in accordance with the Credit Policy and the Lending Standards;

           (d) has a Rating of 1, 2, 3, 4, 5, 6, or 7;

           (e) the Media Borrower, or if there is more than one Media Borrower obligated on a loan, then the Media Borrower upon whose credit the Borrower is primarily relying for repayment of said loan, is: (i) a Person organized under the laws of any state of the United States or the District of Columbia (such a Person being a "U.S. Person"), is notan Affiliate (for
                                      ------------
     purposes of the definition of Eligible Loan, no member of the Goldman Group or any affiliate thereof other than Company and its Subsidiaries shall be deemed an Affiliate of Borrower or the Company) of the Borrower or the Company (other than as a result of Borrower having made an Eligible Investment therein), and is not a Governmental Authority, and (ii) in the Target Market or rated investment grade by a nationally recognized rating service.

           (f) at the time of the initial disbursement of the Media Borrower, which has been duly authorized and is in full force and effect and constitutes the legal, valid and binding obligation of such Media Borrower thereof, and is enforceable against such Media Borrower in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting creditors' rights generally or by general equitable principles);

           (g) the Loan Documents evidencing such loan and the Related Security therefor are enforceable in all material respects against the Media Borrower or other Person assuming obligations in favor of the Media Borrower thereunder in accordance with their respective terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting creditors' rights generally or by general equitable principles);

           (h) which has been originated and extended in compliance in all material respects with all material applicable laws, rulings and regulations in effect at the time of its origination, and neither the Borrower nor, to the best of the Borrower's knowledge at any relevant time, the Media Borrower, is in violation of any such law, ruling or regulation in any material respect; which is currently in conformity in all material respects with all applicable laws, rulings and regulations; which is not, to the best of the Borrower's knowledge, subject to any rights of rescission or defense of usury; in respect of which no Lien (other than a Lien in favor of the Borrower), right of set-off, counterclaim or other defense existed or had been asserted as of the date such loan was made; in respect of which the Media Borrower has not disputed liability; and in respect of which the operation of any of the terms of any related loan document or the exercise of any right thereunder will not render such loan or its Related Security unenforceable in whole or in material part or subject to a Lien, other than a Lien in favor of the Borrower, or a right of rescission, setoff, counterclaim or defense, including the defense of usury;

           (i) unless such loan is not secured by a lien on a meaningful portion of the assets of such Media Borrower in compliance with subsection 4.6 hereof, which is secured by a perfected security interest in the Related Security therefor (other than any portion of the Related Security, such as any guarantee or indemnity for such loan, that is not intended to give rise to a security interest) in favor of the Borrower which security interest is in full force and effect, has the priority required therefor in the Related Loan Documents and covers substantially all the material real and personal property of such Media Borrower;

           (j) the primary document which evidences the same is an "account" "instrument", "chattel paper", "investment property" or "general intangible" within the meaning of the UCC of the state of the jurisdiction the law of which governs the perfection of the interest created by the acquisition or origination of such loan;

           (k) which is denominated and payable only in Dollars in the United States;

           (l) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the making of such loan or investment or the granting of any security in connection therewith (whether by the Media Borrower in favor of the Borrower, or by the Borrower in favor of the Agent in connection herewith), have been duly obtained, effected or given and are in full force and effect in all material respects;

           (m) in which a first priority lien may be created in Borrower's interest therein, in favor of the Agent, for the ratable benefit of Agent and the Lenders, and which was not originated in and is not subject to the laws of any jurisdiction that would make the creation of a first priority lien in such loan unlawful or not binding on the Borrower or, upon enforcement of such security interest, any Media Borrower relative thereto;

           (n) in respect of which, if any part of such loan is evidenced by a promissory note or chattel paper, there is only one such promissory note outstanding in respect of such part, and such note or chattel paper has been promptly delivered to the Agent or Custodian; and

           (o) which was originated or acquired in the ordinary course of the Borrower's business.

           "Expiry Date" means the earlier of (a) the suspension (subject to reinstatement) of the Lenders' obligations to make Revolving Loans pursuant to subsection 6.2, (b) the acceleration of the Obligations pursuant to subsection 6.3 or (c) January 2, 2002.

           "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100th of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100th of 1%) of the quotations for such day for such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

           "GAAP" means generally accepted accounting principles as set forth in statements from Auditing Standards No. 69 entitled "The Meaning of `Present Fairly in Conformance with Generally Accepted Accounting Principles in the Independent Auditors Reports'" issued by the Auditing Standards Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

           "Goldman Group" means GS Capital Partners II, L.P., GS Capital Partners II Offshore, L.P., Bridge Street Fund 1998, L.P., Stone Street Fund 1998, L.P. and Goldman, Sachs & Co. Verwaltungs GmbH.

           "Governmental Authority" means any federal, state or local government, any agency, instrumentality thereof, and any political subdivision thereof.

           "Indebtedness" as applied to any Person, means: (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six
     (6) months from the date the obligation is incurred or is evidenced by a note or similar written instrument; and (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

           "Ineligible Assets" mean Ineligible Loans and Ineligible Investments.

           "Ineligible Investments" means all investments in third parties which are not Eligible Investments.

           "Ineligible Loans" means all obligations of third parties to pay money to the Borrower which are not Eligible Loans.

           "IRC" means the Internal Revenue Code of 1986, as amended from time to time and all rules and regulations promulgated thereunder.

           "Lender" or "Lenders" means Heller and each other financial institution listed on the signature pages hereof together with their successors and permitted assigns pursuant to subsection 8.1.

           "Lending Standards" means the MCG Finance Corporation Lending Standards dated as of June 24, 1998, as revised from time to time in accordance with subsection 3.15.

           "Lien" means any lien, mortgage, pledge, security interest, charge, encumbrance or governmental levy or assessment of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement and any lease in the nature thereof), and any agreement to give any lien, mortgage, pledge, security interest, charge or encumbrance.

           "Loan" or "Loans" means an advance or advances under the Revolving Loan Commitment or the Term Loan.

           "Loan Documents" means this Agreement, the Notes, the Security Documents, and all other instruments, documents and agreements executed by or on behalf of the Borrower, the Company or any Subsidiary of the Borrower and delivered concurrently herewith or at any time hereafter to or for the benefit of Agent or any Lender in connection with the Revolving Loans and other transactions contemplated by this Agreement, all as amended, supplemented or modified from time to time; but excluding all Capitalization/Acquisition Documents (including the Capital Call Agreement) and all Related Loan Documents.

           "Loan Party" means, collectively, Company, Borrower, any Subsidiary of Borrower and any Person that is an Affiliate of the Borrower (other than Agent and each Lender) which is or becomes a party to any Loan Document.

           "Material Adverse Effect" means (a) a material adverse effect upon the business, operations, condition (financial or otherwise) or material properties or assets of Borrower and its Subsidiaries (taken as a whole) or
     (b) the material impairment of the ability of any Loan Party to perform its material obligations under any Loan Document to which it is a party or of Agent or any Lender to enforce its material rights under any Loan Document or to collect any of the Obligations. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material

     Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

           "Measured Media" means that segment of the media communication industry consisting of Publishing, Broadcast Radio, Broadcast Television and Community Newspapers.

           "Media Borrower" is a Person which owns or is engaged directly or indirectly in a business in the Target Market and which is an obligor under a Finance Acquired Asset or Originated Asset.

           "Media Portfolio" means all Finance Acquired Assets and all Originated Assets owned from time to time by the Borrower.

           "Note" or "Notes" means one or more of the notes of Borrower substantially in the form of Exhibit 10.1(A) or Exhibit 10.1(B) as applicable, or any combination thereof.

           "Obligations" means all obligations, liabilities and indebtedness of every nature of each Loan Party from time to time owed to Agent or any Lender under the Loan Documents including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a proceeding under the Bankruptcy Code by or against Borrower, any of its Subsidiaries or any other Loan Party.

           "Originated Assets" means all Eligible Assets and Ineligible Assets owned from time to time by the Borrower, other than Finance Acquired Assets.

           "Other Industry Segments" means companies engaged in the media communication industry which are approved in writing by the Requisite Lenders and which are not within the Publishing, Broadcast Radio, Broadcast Television, Community Newspaper, Telecommunication or Business Information Service segments of the media communication industry.

           "Permitted Workout Activities" means any reasonable act of a Workout Subsidiary to collect amounts owing to it on account of a Workout Asset. This shall include all efforts to enforce and/or settle (subject to subsection 3.7(b) hereof) the rights of the Borrower and the Workout Subsidiary in the Workout Asset, all Related Loan Documents and all Related Security, including without limitation the foreclosure of real estate, sale of collateral subject to the uniform commercial code and the bringing of lawsuits against the related Media Borrower and any party secondarily liable therefor. "Permitted Workout Activities" shall also include the acquisition of property mortgaged, pledged or in which a security interest has been granted to secure the related Workout Asset, including in the case of the acquisition of collateral which constitutes a going concern the conducting of the business of the going concern so acquired and all activities (including the borrowing by the Workout Subsidiary of money and pledging by the Workout Subsidiary of assets to secure the same) necessary to accomplish the same. Notwithstanding the foregoing, each such act shall be taken so that (i) no Indebtedness, obligations or liability is imposed upon the Borrower, (ii) the same is conducted in a manner consistent with Borrower's reasonable and good faith belief as to practices of lenders to the Target Market generally when similarly situated, and (iii) with a view to the ultimate realization upon the Workout Asset and all collateral so as to provide a cash payment to the Workout Subsidiary.

           "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, limited liability partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental person, the successor functional equivalent of such Person).

           "Primary Syndication" means the earlier to occur of (i) the sixtieth
     (60th) day subsequent to the Closing Date, or (ii) the sale by Heller as a Lender of assignments of its rights and delegations of its obligations under this Agreement pursuant to Section 8.1 so that its remaining Revolving Loan Commitment is $100,000,000 or less.

           "Pro Forma" means the unaudited consolidated and consolidating balance sheets of Borrower and its Subsidiaries prepared in accordance with GAAP as of the Closing Date after giving effect to the Related Transactions. The Pro Forma is annexed hereto as Schedule 10.1(A).

           "Pro Rata Share" means (a) with respect to a Lender's obligation to lend a portion of the Term Loan and receive payments of interest and principal with respect thereto, the percentage obtained by dividing (i) such Lender's commitment to make a portion of the Term Loan, as set forth on the signature page of this Agreement opposite such Lender's signature or in the most recent Assignment and Acceptance Agreement, if any, executed by such Lender, by (ii) all such commitments of all Lenders to make the Term Loan, (b) with respect to a Lender's obligation to make Revolving Loans and receive payments of interest and principal with respect thereto (and with respect to the related commitment fee described in subsection 1.2(B)), the percentage obtained by dividing (i) such Lender's commitment to make Revolving Loans, as set forth on the signature page of this agreement opposite such Lender's signature or in the most recent Assignment and Acceptance Agreement, if any, executed by such Lender, by (ii) all such commitments of all Lenders to make Revolving Loans and (c) with respect to all other matters (including without limitation the indemnification obligations arising under subsection 8.2(E)), the percentage obtained by dividing (i) the sum of the then outstanding portion of the Term Loan which was funded by such Lender, plus
                                                                           -----
     the commitment of such Lender to make Revolving Loans, as set forth on the signature page of this Agreement opposite such Lender's signature or in the most recent Assignment and Acceptance Agreement, if any, executed by such Lender, by (ii) the sum of the then outstanding Term Loan, plus the
                                                                     ----
     aggregate Revolving Loan Commitment.

           "Projections" means Borrower's forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

           "Publishing" means companies engaged in business, consumer special interest and trade publishing activities.

           "Rating" has the meaning contained in the Lending Standards under the section headed "Scoring".

           "Related Loan Documents" means, with respect to a Finance Acquired Asset or an Originated Asset, all promissory notes, loan agreements, security documents, guaranties, equity documents such as warrants, and all other agreements, instruments and documents executed and delivered in connection therewith.

           "Related Security" means, with respect to any Finance Acquired Asset or any Originated Asset, owned by the Borrower at any time: (i) all of the Borrower's interest in security interests or liens and property (whether real or personal, tangible or intangible) subject thereto from time to time purporting to secure payment of such Finance Acquired Asset or Originated Asset, together with all mortgages, assignments and financing statements signed by a Media Borrower describing any other collateral securing such loan; and (ii) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Finance Acquired Asset or Originated Asset.

           "Related Transactions" means the Acquisition, the execution and delivery of the Related Transactions Documents, the funding of all Loans on the Closing Date, and the payment of all fees, costs and expenses associated with all of the foregoing.

           "Related Transactions Documents" means the Loan Documents, the Capitalization/Acquisition Documents and all other agreements, instruments and documents executed or delivered in connection with the Related Transactions, but not the Related Loan Documents.

           "Requisite Lenders" means (i) both Heller and Transamerica, until such time as Heller successfully completes the Primary Syndication such that it holds less than sixty-six and two-thirds percent (66-2/3%) or more of the sum of the Revolving Loan Commitment and the outstanding principal balance of the Term Loan, and (ii) at all times following the successful completion of the Primary Syndication as aforesaid, Lenders having (a) sixty-six and two-thirds percent (66-2/3%) or more of the sum of the Revolving Loan Commitment and the outstanding principal balance of the Term Loan or, (b) if the Revolving Loan Commitment has been terminated, sixty-six and two-thirds percent (66-2/3%) or more of the aggregate outstanding principal balance of the Loans.

           "Security Documents" means all instruments, documents and agreements executed by or on behalf of any Person to guaranty or provide collateral security with respect to the Obligations including, without limitation, the Custodial Agreement, any security agreement or pledge agreement, any guaranty of the Obligations, any mortgage or deed of trust, and all instruments, documents and agreements executed pursuant to the terms of the foregoing, other than the Related Loan Documents.

           "Servicer" means the Company in its capacity as Servicer under the Servicing and Management Agreement, and any successor servicer thereunder reasonably acceptable to the Agent and the Requisite Lenders.

           "Servicing and Management Agreement" means that certain Management, Underwriting and Servicing Agreement dated June 24, 1998 between Company and Borrower, as it may be amended from time to time in accordance with this Agreement and the other Loan Documents.

           "Stockholders Equity" means, as of any date, stockholders equity of Borrower as shown on the most recent balance sheet delivered by Borrower pursuant to subsection 4.8(A) or 4.8 (B).

           "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

           "Target Market" means the market consisting of small and mid-capitalization companies serving the Publishing, Broadcast Radio, Broadcast Television, Community Newspaper, Telecommunication, Business Information Services and Other Industry Segments seeking loans and investments containing terms, including maturity and risk and pricing characteristics, as more fully described in the Credit Policy and Lending Standards.

           "Telecommunications" means that segment of the media communication industry in which communication occurs by wire line and wireless transmission.

           "Workout Asset" an Ineligible Asset transferred by the Borrower to a Workout Subsidiary.

           "Workout Subsidiary" means, upon its acquisition by Borrower, EEI and any other wholly owned Subsidiary of the Borrower to which has been transferred only an Ineligible Asset by the Borrower and which has been formed for the sole purpose of conducting Permitted Workout Activities related to such Ineligible Asset.

  10.2 Other Definitional Provisions. References to "Sections", "subsections",
       ----------------------------
"Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 10.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing any gender include the other gender; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

  Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                                     MCG FINANCE CORPORATION, a
                                     Delaware corporation

                                     By: /s/ Bryan J. Mitchell
                                        ----------------------
                                        Title:  President


Commitment to make                   HELLER FINANCIAL, INC., as
Revolving Loans:                     Agent and a Lender
$240,000,000

Percentage of Revolving              By: /s/ Robert A. Pierce
Loan Commitment: 75%                     ---------------------
                                         Title: Vice President

Commitment to make
Term Loan: $60,000,000


Percentage of Term Loan: 75%


Commitment to make
Revolving Loans:                     TRANSAMERICA BUSINESS
$80,000,000                          CREDIT CORPORATION,
                                     a Delaware corporation

Percentage of Revolving
Loan Commitment: 25%                 By: /s/ Jeffrey S. Carbery
                                        -----------------------
                                        Title:  Vice President

Commitment to make                   Address:  Two Ravinia Drive
Term Loan: $20,000,000                         Suite 700
                                               Atlanta, Georgia 30346
Percentage of Term Loan: 25%                   Attn: Vice President
                                               Telecopy (770) 396-7403

                               LIST OF EXHIBITS AND SCHEDULES
                               ------------------------------

Exhibits
--------

Exhibit 1.2(G)               - LIBOR Loan Request
Exhibit 4.8(C)               - Compliance Certificate
Exhibit 4.8(E)               - Borrowing Base Certificate
Exhibit 10.1(A)              - Revolving Note
Exhibit 10.1(B)              - Term Note


Schedules
---------

Schedule 3.4                 - Contingent Obligations
Schedule 3.8                 - Affiliate Transactions
Schedule 5.4(A)              - Jurisdictions of Organization
Schedule 5.4(B)              - Capitalization
Schedule 5.4(D)              - Foreign Qualifications
Schedule 5.6                 - Intellectual Property
Schedule 5.12                - Representations and Warranties
Schedule 7.1                 - List of Closing Documents
  Subschedule 1              - Litigation
  Subschedule 2              - Employee Benefit Plans
  Subschedule 3              - Closing Fees
  Subschedule 4              - Investments
  Subschedule 5              - Derivatives
  Subschedule 6              - Bank Accounts
  Subschedule 7              - Subsidiaries
Schedule 10.1(A)             - Pro Forma
Schedule 10.1(B)             - Indebtedness to be Repaid

                         AMENDMENT TO CREDIT AGREEMENT

     This Amendment to Credit Agreement (this "Amendment") is entered into this 1st day of September, 1998 by and among MCG FINANCE CORPORATION, a Delaware corporation ("Borrower") with its principal place of business at 1100 Wilson Boulevard, Suite 800, Arlington, Virginia, HELLER FINANCIAL, INC., a Delaware corporation with offices at 500 West Monroe Street, Chicago, Illinois 60661, as Agent and a Lender ("Agent"), and TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation ("Transamerica"), as a Lender.

     WHEREAS, Borrower, Agent and the Lenders are parties to that certain Credit Agreement dated as of June 24, 1998 (as from time to time amended, modified, supplemented or restated and in effect, the "Credit Agreement"), providing,
                                             ----------------
among other things, that Lenders make available to Borrower certain term and revolving credit facilities subject to and in accordance with the terms, conditions and provisions set forth therein (All capitalized terms used but not otherwise defined herein shall have the meaning given such term in the Credit Agreement); and

     WHEREAS, the parties to the Credit Agreement desire to clarify certain terms thereof and provide for certain modifications to the Credit Agreement, all as set forth herein;

     NOW, THEREFORE, in consideration of the foregoing recitals (which are incorporated into this Amendment by reference thereto as though fully set forth below) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I. Modifications to Credit Agreement.
   ---------------------------------

     1. Section 1.2(c) of the Credit Agreement is hereby deleted in its entirety
and the   following substituted therefor:

     (a) Computation of Interest and Related Fees.  Interest on all Loans and
         -----------------------------------------
     all other Obligations and any fees set forth in this subsection 1.2 shall be calculated daily on the basis of a three hundred sixty (360) day year for the actual number of days elapsed in the period during which it accrues. The date of funding a Base Rate Loan and the first day of an Interest Period with respect to a LIBOR Loan shall be included in the calculation of interest. The date of payment of a Base Rate Loan and the last day of an Interest Period with respect to a LIBOR Loan shall be excluded from the calculation of interest. If a Loan is repaid on the same day that it is made, one (1) days' interest shall be charged. Interest on all Base Rate Loans is payable in arrears on the first day of each quarter and on the maturity of such Base Rate Loans whether by acceleration or otherwise. Interest on LIBOR Loans shall be payable on the last day of the applicable Interest Period, unless the Interest Period is greater than three (3) months, in which case interest will be payable on the last day of each three (3) month interval. In addition, interest on LIBOR Loans is due on the maturity of such LIBOR Loans, whether by acceleration or otherwise.

      2. Section 3.7(a) of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

     (a) Subject to the provisions of clause (b) below, Borrower will not and will not permit any of its Subsidiaries to directly or indirectly: convey, sell, lease, sublease, transfer, release or otherwise dispose of, or grant any Person an option to acquire, in one transaction or a series of transactions, any of its property, business or assets, including Related Security, whether now owned or hereafter acquired, except: (i) to comply with subsections 1.1(B), 1.4(D), 2.8 or 2.9 or (ii) any part of the Media Portfolio (including any Related Security) may be sold, conveyed, assigned, released or otherwise transferred for reasonably equivalent value in cash or Cash Equivalents (in connection with a securitization or otherwise, except that in the case of Related Securities, the reasonably equivalent value need not be in the form of cash or Cash Equivalents), provided that after giving effect to such sale and the use of proceeds therefrom the outstanding Revolving Loans shall not exceed the Maximum Revolving Loan Balance and no Default or Event of Default exists or would arise as a result thereof. As a condition to a sale pursuant to clause (ii) the Borrower shall deliver to the Agent a Borrowing Base Certificate calculated as if such sale has occurred and showing that after giving effect to such sale, the outstanding Revolving Loans do not exceed the Maximum Revolving Loan Balance.

     3. Subsection 8.2(H)(1) of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

     (1) Lenders hereby irrevocably authorize and direct Agent with respect to clause (iv) below, and authorize Agent at its option and in its discretion with respect to the following clauses (i), (ii) and (iii), to release any Lien granted to or held by Agent upon any property covered by the Security Documents (i) upon termination of the Revolving Loan Commitment and payment and satisfaction of all Obligations (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted); (ii) constituting property being sold or disposed if Borrower certifies to Agent that the sale or disposition is made in compliance with subsection 3.7 or 3.8 of this Agreement (and Agent may rely in good faith conclusively on any such certificate, without further inquiry);
     (iii) constituting property leased to Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by Borrower to be, renewed or extended; or (iv) which constitutes Related Security if Borrower certifies either (a) that the related Finance Acquired Asset or Originated Asset has been paid in full and no commitment on the part of the Borrower to extend funds exists thereunder, or (b) (i) such release is required due to the Borrower's ongoing relationship with the related Media Borrower and is in the ordinary course of the Borrower's business for reasonably equivalent value (and the Agent may rely in good faith conclusively on any such certificates without further inquiry) and
     (ii) no Default or Event of Default has occurred and is continuing or would arise as a result thereof.

     4. Section 8.3(c) of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

     (c) If, in connection with any proposed amendment, modification, termination or waiver of any of the provisions of this Agreement as contemplated by clauses (a) through (i) of the first proviso of subsection 9.2, the consent of Lenders having (a) sixty-six and two-thirds percent (66-2/3%) or more oF the sum of the Revolving Loan Commitment and the outstanding principal balance of the Term Loan or (b) if the Revolving Loan Commitment has been terminated, sixty-six and two-thirds percent (66-2/3%) or more of the aggregate outstanding principal balance of the Loans is obtained but the consent of one or more other Lenders or participants whose consent is required is not obtained, then Borrower shall have the right, so long as all non-consenting Lenders and participants are treated as described in clauses (A) or (B) below, to either (A) replace each such non-consenting Lender or participant with one or more replacement Lenders pursuant to subsection 1.9(A) so long as each such Replacement Lender consents to the proposed amendment, modification, termination or waiver or
     (B) terminate such non-consenting Lender's Pro Rata Share of the Revolving Loan commitment and prepay in full its Obligations to such non-consenting Lender, in accordance with subsection 1.9(B).

     5. The definition of "Requisite Lenders" appearing on page 55 of the Credit Agreement is hereby amended by deleting said definition in its entirety and substituting the following therefor:

     "Requisite Lenders" means all Lenders, unless there are more than five Lenders, in which event it shall mean any five Lenders or more which together have (i) sixty-six and two-thirds percent (66-2/3%) or more of the sum of the Revolving Loan Commitment and the outstanding principal balance of the Term Loan or, (ii) if the Revolving Loan Commitment has been terminated, sixty-six and two-thirds percent (66-2/3%) or more of the aggregate outstanding principal balance of the Loans.

II.  Confirmation of Credit Agreement and Loan Documents.  Except as may be
     ---------------------------------------------------
expressly set forth herein to the contrary, all of the terms, conditions and provisions of the Credit Agreement and the Loan Documents shall remain unaffected and unmodified and the Credit Agreement and Loan Documents, as amended hereby, shall remain in full force and effect and are hereby ratified and confirmed in all respects. Notwithstanding anything to the contrary stated herein, to the extent that the terms and conditions of this Amendment conflict with the terms and conditions of the Credit Agreement or the Loan Documents, this Amendment shall control.

III.  General Provisions
      ------------------

     1. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD FOR ITS CHOICE OF LAW PRINCIPLES.

     2. This Amendment shall be binding upon and inure to the benefit of Borrower, Agent, Lenders and their respective successors and assigns.

     3. Each reference in the Credit Agreement or any Loan Document to "this Agreement," "hereunder," "hereof," or words like import, and each reference to the Credit Agreement or any Loan Document in any and all instruments or documents provided for in the Credit Agreement or any Loan Document or delivered or to be delivered thereunder or in connection therewith, shall, except where the context otherwise requires, be deemed a reference to the Credit Agreement or such Loan Document, as amended hereby, as applicable.

     4. Any notices, communications and waivers under this Second Amendment shall be in writing and shall be delivered in accordance with the provisions of the Credit Agreement.

     5. This Amendment may be signed in counterparts, each of which shall be deemed an original and all of which shall be deemed one agreement.

     6. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

     IN WITNESS WHEREOF the parties have executed this Amendment to Credit Agreement as of the date first above written.

BORROWER:
---------

MCG FINANCE CORPORATION, a Delaware
corporation

By: /s/ Steven F. Tunney
    ------------------------
Title: CFO/COO
       ---------------------


AGENT AND LENDERS:
------------------
HELLER FINANCIAL, INC., a Delaware           TRANSAMERICA BUSINESS CREDIT
corporation, as Agent and a Lender           CORPORATION, a Delaware corporation


By: /s/ Robert A. Pierce                     By: /s/ Michael A. Houser
    ------------------------                     -------------------------
Title: Vice President                        Title: Sr. Account Executive

CONSENT:
--------
MCG CREDIT CORPORATION, a
Delaware corporation

By: /s/ Steven F. Tunney
    ------------------------
Title: CFO/COO

                     SECOND AMENDMENT TO CREDIT AGREEMENT


     THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of October 1, 1999 (this "Agreement") is between MCG FINANCE CORPORATION, a Delaware corporation ("Borrower"), HELLER FINANCIAL, INC., a Delaware corporation, as Agent and as a Lender, TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation, as a Lender, THE BANK OF NOVA SCOTIA, as a Lender, FLEET CAPITAL CORPORATION, as a Lender, GREENTREE FINANCIAL SERVICING CORPORATION, as a Lender, PNC BANK, N.A., as a Lender, and the NATIONAL BANK OF CANADA, as a Lender.

                             W I T N E S S E T H:

     WHEREAS, Borrower, Agent and Lenders are parties to that certain Credit Agreement dated as of June 24, 1998, as amended by First Amendment to Credit Agreement dated September 14, 1998 (as so amended and hereafter amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"; capitalized terms not otherwise defined herein shall have the definition provided therefor in the Credit Agreement) and to certain other documents executed in connection with the Credit Agreement; and

     WHEREAS, an Event of Default has occurred and is continuing as a result of Borrower's breach of the Industry Segment Concentration Ratio covenant contained in subsection 4.5 of the Credit Agreement, with respect to Borrower's fiscal quarters ended June 30, 1999 and September 30, 1999 (collectively, the "Existing Events of Default"), and Borrower has requested that Agent and Lenders waive the Existing Events of Default; and

     WHEREAS, the parties wish to amend the Credit Agreement as provided herein;

     NOW, THEREFORE, the parties agree as follows:

     1.  Amendments to the Credit Agreement.  Subject to the conditions set
         ----------------------------------
forth below, the Credit Agreement is amended as follows:

     (a) Subsection 10.1 of the Credit Agreement is amended by deleting paragraph (a) of the definition of Eligible Loan in its entirety and substituting the following in lieu thereof:

     "the cumulative credit exposure of the Borrower to the Media Borrower does not exceed $15,000,000 in principal (the "Credit Cap"), unless prior written consent has been obtained from the Requisite Lenders, provided,
                                                                   --------
     however, that, if approved by Borrower's Board of Directors, an Eligible Loan may exceed the Credit Cap by up to $5,000,000 for any single Media Borrower (i.e. cumulative credit exposure not to exceed $20 million in principal to any single Media Borrower) and by not more than $10,000,000 in the aggregate for all Media Borrowers at any given time, provided, further,
                                                              --------
     that such excess above the Credit Cap shall continue to be deemed part of an Eligible Loan for not more than 180 days after the Credit Cap is exceeded."

     The parties hereby acknowledge that the Lenders have heretofore waived the application of the Credit Cap and consented to a maximum exposure of $20,000,000 with respect to the ValuePage Loan (as defined in those certain Consents to Media Portfolio Loan Restructuring made by Lenders for the benefit of Borrower relating to the 90 day periods ending June 30, 1999 and September 30, 1999), which consents expired on September 30, 1999. Accordingly, any credit exposure of Borrower to ValuePage, Inc. in excess of $15,000,000 on September 30, 1999 shall constitute a permitted increase over the Credit Cap and be counted toward the single and cumulative limits set forth in the definition of Eligible Loan as amended hereby for up to 180 days following September 30, 1999.

     (b) Exhibit 4.8(C) to the Credit Agreement (Compliance Certificate) is hereby amended by deleting the computation of Operating Cash Flow in the Fixed Charge Coverage section thereof and substituting the following therefor:

"Operating Cash Flow:




EBITDA (calculated in the manner described in Schedule 2 attached hereto)
                                                                                             $__________

Less:  Other Capitalized Costs, defined as the gross amount capitalized, for any fiscal period, as long term assets (net of cash received in respect of long term assets), other than (a) Capital Expenditures and (b) fees and expenses
capitalized with respect to the Related Transactions                                          __________
                                                                                             $__________



Operating Cash Flow                                                                          $__________

Plus:  Annual Loan Loss Reserves (to the extent deducted in computing Net Income
in calculating EBITDA)                                                                       $__________

Less:  Actual Loan Losses incurred                                                           $__________
Adjusted Operating Cash Flow                                                                 $__________
Fixed Charge Coverage  (Adjusted Operating Cash Flow divided by Fixed Charges)
                                                                                              __________
Minimum Fixed Charge Coverage                                                                 1.10
In Compliance                                                                                 Yes/No"


     2.  Waiver of Existing Events of Default. Subject to the conditions set
         ------------------------------------
forth below, Agent and Lenders hereby waive the Existing Events of Default. This is a limited waiver and shall not be deemed to constitute a waiver of any other Default or Event of Default now or hereafter existing.

     3.  Representations and Warranties.  Borrower represents and warrants to
         ------------------------------
Agent and Lenders that the execution, delivery and performance by Borrower of this Agreement are within its corporate power, have been duly authorized by all necessary corporate action and do not and will not contravene or conflict with any provision of law applicable to Borrower, the Certificate of Incorporation or By-laws of Borrower, or any order, judgment or decree of any court or other agency of government or any contractual obligation binding upon Borrower; and the Credit Agreement, as amended as of the date hereof, is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or equitable principles relating to or limiting creditor's rights.

     4.  Miscellaneous.
         -------------

     (a) Captions.  Section captions used in this Agreement are for convenience
         --------
only, and shall not affect the construction of this Agreement.

     (b) Governing Law.  This Agreement shall be a contract made under and
         -------------
governed by the laws of the State of Illinois, without regard to conflict of laws principals. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     (c) Counterparts.  This Agreement may be executed in any number of
         ------------
counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

     (d) Successors and Assigns.  This Agreement shall be binding upon Borrower,
         ----------------------
Agent and Lenders and their respective successors and assigns, and shall inure to the sole benefit of Borrower, Agent and Lenders and their respective successors and assigns.

     (e) References.  Any reference to the Credit Agreement contained in any
         ----------
notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise require.

     (f) Continued Effectiveness.  The Credit Agreement as amended hereby and
         -----------------------
each of the other Loan Documents remains in full force and effect.

     (g) Fees and Expenses.  Borrower agrees to pay to Agent and Lenders upon
         -----------------
demand all reasonable expenses, including reasonable attorneys' and legal assistants' fees (which attorneys and paralegals may be employees of Agent) incurred by Agent or Lenders in connection with the preparation, negotiation and execution of this Amendment and all documents related thereto and any document required to be furnished herewith.

     (h) Ratification.  The terms and provisions set forth in this Amendment
         ------------
shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to the modification of any other term or condition of the Credit Agreement or a waiver of any other Default or Event of Default now or hereafter existing. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.


                   Balance of Page Intentionally Left Blank
                          - Signature Page Follows -

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Credit Agreement to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

                                    MCG FINANCE CORPORATION, a Delaware
                                    corporation


                                    By:/s/ Steven F. Tunney
                                       --------------------
                                    Name Printed: Steven F. Tunney
                                    Title: COO/CFO




TRANSAMERICA BUSINESS CREDIT            HELLER FINANCIAL, INC., as Agent and as
CORPORATION, as Lender                  Lender


By: /s/ Michael A. Houser               By: /s/ Robert A. Pierce
    ___________________________             __________________________
Name Printed: Michael A. Houser         Name Printed: Robert A. Pierce
Title: VP                               Title: Vice President



FLEET CAPITAL CORPORATION, as           PNC BANK, N.A., as Lender
Lender


By: /s/ James J. Karnowski              By: /s/ Robert D. Mace
    ___________________________             __________________________
Name Printed: James J. Karnowski        Name Printed: Robert D. Mace
Title: V.P.                             Title: Vice President



THE NATIONAL BANK OF CANADA, as         CONSECO FINANCE SERVICING CORP, as
Lender                                  Lender


By: /s/ William R. O'Connor             By: /s/ C. A. Gouskos
    _________________________________       __________________________
    Name Printed: William R. O'Connor   Name Printed: C. A. Gouskos
    Title: VP & Manager                 Title: Sr. Vice President______



THE BANK OF NOVA SCOTIA, as Lender


By: /s/ F.C.H. Ashby
    _________________________________
Name Printed: F.C.H. Ashby
Title: Senior Manager Loan Operations


     MCG Credit Corporation hereby joins in the execution of this Second Agreement to Credit Agreement to evidence its acknowledgment of and consent to the terms and provisions hereof and reaffirms all of its obligations under the Loan Documents to which it is a party.

October 1, 1999

                                    MCG CREDIT CORPORATION, a Delaware
                                    corporation


                                    By: /s/ Steven F. Tunney
                                        ___________________________
                                    Name Printed: Steven F. Tunney
                                    Title: COO/CFO